                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                        PINNACLE FINANCIAL SERVICES,INC.
                                       AND
                                CB BANCORP, INC.

                            DATED AS OF MARCH 1, 1997

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   THE MERGER

     1.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . .   2
     1.4  Conversion of CB Common Stock. . . . . . . . . . . . . . . . . . .   2
     1.5  Pinnacle Common Stock. . . . . . . . . . . . . . . . . . . . . . .   3
     1.6  Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.7  Articles of Incorporation. . . . . . . . . . . . . . . . . . . . .   3
     1.8  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.9  Tax Consequences; Accounting Treatment . . . . . . . . . . . . . .   4
     1.10 Management . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.11 Board of Directors . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.12 Headquarters of Surviving Corporation. . . . . . . . . . . . . . .   5
     1.13 Bank Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                   ARTICLE II
                               EXCHANGE OF SHARES

     2.1  Pinnacle to Make Shares and Cash in Lieu of Fractional Shares
          Available. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.2  Exchange of Shares . . . . . . . . . . . . . . . . . . . . . . . .   7

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PINNACLE

     3.1  Corporate Organization . . . . . . . . . . . . . . . . . . . . . .   9
     3.2  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.3  Authority; No Violation. . . . . . . . . . . . . . . . . . . . . .  11
     3.4  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . .  12
     3.5  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.6  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  13
     3.7  Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.8  Absence of Certain Changes or Events . . . . . . . . . . . . . . .  14
     3.9  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.10 Taxes and Tax Returns. . . . . . . . . . . . . . . . . . . . . . .  15
     3.11 Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     3.12 SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     3.13 Compliance with Applicable Law . . . . . . . . . . . . . . . . . .  18
     3.14 Certain Contracts. . . . . . . . . . . . . . . . . . . . . . . . .  19
     3.15 Agreements with Regulatory Agencies. . . . . . . . . . . . . . . .  20
     3.16 Other Activities of Pinnacle and its Subsidiaries. . . . . . . . .  20
     3.17 Investment Securities. . . . . . . . . . . . . . . . . . . . . . .  21
     3.18 Interest Rate Risk Management Instruments. . . . . . . . . . . . .  21
     3.19 Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . .  21
     3.20 Environmental Liability. . . . . . . . . . . . . . . . . . . . . .  21
     3.21 State Takeover Laws. . . . . . . . . . . . . . . . . . . . . . . .  22
     3.22 Pooling of Interests . . . . . . . . . . . . . . . . . . . . . . .  22

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF CB

     4.1  Corporate Organization . . . . . . . . . . . . . . . . . . . . . .  22
     4.2  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     4.3  Authority; No Violation. . . . . . . . . . . . . . . . . . . . . .  24
     4.4  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . .  25
     4.5  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.6  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  26
     4.7  Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     4.8  Absence of Certain Changes or Events . . . . . . . . . . . . . . .  27
     4.9  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .  27
     4.10 Taxes and Tax Returns. . . . . . . . . . . . . . . . . . . . . . .  27
     4.11 Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     4.12 SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     4.13 Compliance with Applicable Law . . . . . . . . . . . . . . . . . .  31
     4.14 Certain Contracts. . . . . . . . . . . . . . . . . . . . . . . . .  32
     4.15 Agreements with Regulatory Agencies. . . . . . . . . . . . . . . .  32
     4.16 Other Activities of CB and its Subsidiaries. . . . . . . . . . . .  33
     4.17 Investment Securities. . . . . . . . . . . . . . . . . . . . . . .  33
     4.18 Interest Rate Risk Management Instruments. . . . . . . . . . . . .  33
     4.19 Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . .  34
     4.20 Environmental Liability. . . . . . . . . . . . . . . . . . . . . .  34
     4.21 State Takeover Laws and Charter Provisions . . . . . . . . . . . .  34
     4.22 Pooling of Interests . . . . . . . . . . . . . . . . . . . . . . .  34

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1  Conduct of Businesses Prior to the Effective Time. . . . . . . . .  35
     5.2  Conduct of CB Businesses Prior to the Effective Time . . . . . . .  35
     5.3  Forbearances of Pinnacle . . . . . . . . . . . . . . . . . . . . .  35
     5.4  Forbearances of CB . . . . . . . . . . . . . . . . . . . . . . . .  36

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1  Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . .  38
     6.2  Access to Information. . . . . . . . . . . . . . . . . . . . . . .  39
     6.3  Stockholders' Approvals. . . . . . . . . . . . . . . . . . . . . .  40
     6.4  Legal Conditions to Merger . . . . . . . . . . . . . . . . . . . .  40
     6.5  Affiliates; Publication of Combined Financial Results. . . . . . .  40
     6.6  Nasdaq National Market Listing . . . . . . . . . . . . . . . . . .  41
     6.7  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .  41
     6.8  Indemnification; Directors' and Officers' Insurance. . . . . . . .  46
     6.9  Additional Agreements. . . . . . . . . . . . . . . . . . . . . . .  48
     6.10 Advice of Changes. . . . . . . . . . . . . . . . . . . . . . . . .  48
     6.11 Negotiations with Other Parties. . . . . . . . . . . . . . . . . .  48

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1  Conditions to Each Party's Obligation To Effect the Merger . . . .  49
     7.2  Conditions to Obligation of Pinnacle . . . . . . . . . . . . . . .  50
     7.3  Conditions to Obligation of CB . . . . . . . . . . . . . . . . . .  53

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     8.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . .  56
     8.3  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     8.4  Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . . .  57

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     9.2  Nonsurvival of Representations, Warranties and Agreements. . . . .  58
     9.3  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     9.4  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     9.5  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.6  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.7  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.8  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.9  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.10 Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     9.11 Assignment; Third Party Beneficiaries. . . . . . . . . . . . . . .  60
     9.12 Other Transactions . . . . . . . . . . . . . . . . . . . . . . . .  60

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of March 1, 1997, by and between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Pinnacle"), and CB BANCORP, INC., a Delaware corporation ("CB").

                                   WITNESSETH:

     WHEREAS, the Boards of Directors of Pinnacle and CB have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which CB will, subject to the terms and conditions set forth herein, merge with and into Pinnacle (the "Merger"), so that Pinnacle is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger; and

     WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Pinnacle and CB are entering into a CB stock option agreement (the "CB Option Agreement") attached hereto as Exhibit A; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I
                                   THE MERGER

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Michigan Business Corporation Act, as amended (the "MBCA"), and the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined in Section 1.2), CB shall merge with and into Pinnacle. Pinnacle shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Michigan. Upon consummation of the Merger, the separate corporate existence of CB shall terminate.

     1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in certificates of merger (each, a "Certificate of Merger"), which shall specify an effective date and time no earlier than the filing thereof with the appropriate authorities of the State of Michigan, and with the appropriate authorities of the State of Delaware, on the Closing Date (as defined in Section 9.1), or as soon thereafter as practicable. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in each Certificate of Merger having been filed in accordance with the MBCA and DGCL.

     1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the MBCA and the DGCL.

     1.4 CONVERSION OF CB COMMON STOCK. At the Effective Time, in each case, subject to Section 2.2(e), by virtue of the Merger and without any action on the part of Pinnacle, CB or the holder of any of the following securities:

          (a) Each share of the common stock, par value $0.01 per share, of CB (the "CB Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of CB Common Stock held (x) in CB's treasury or (y) directly or indirectly by CB or Pinnacle or any of their respective wholly-owned Subsidiaries (as defined in Section 3.1) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(c) and as set forth in the CB Disclosure Schedule)), shall be converted into the right to receive that number of shares of the common stock, without par value, of Pinnacle (the "Pinnacle Common Stock") determined by dividing $35.00 (the "Exchange Value") by the average (the "Average Price") of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen (15) business days ending on the fifth (5th) business day prior to the Closing Date; provided, however, that (i) in the event the Average Price as determined under the foregoing provision is $29.00 or higher, the Exchange Value shall be divided by $29.00 (resulting in the fractional number 1.2069) rather than said Average Price (so that, in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock), and (ii) in the event the Average Price as determined under the foregoing provision is $23.00 or lower, the Exchange Value shall be divided by $23.00 (resulting in the fractional number 1.5217) rather than said Average Price (so that, in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock); and provided, further, no fractional shares of Pinnacle Common Stock shall be issued pursuant hereto and, in lieu thereof, any said fractional shares shall be paid the cash equivalent value thereof based on the Average Price.

          (b) All of the shares of CB Common Stock converted into the right to receive shares of Pinnacle Common Stock, and cash in lieu of fractional shares, pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of CB Common Stock shall thereafter represent the right to receive
(i) a certificate representing the number of whole shares, and (ii) cash in lieu of any fractional share, of Pinnacle Common Stock into which the shares of CB Common Stock represented by such Common Certificate have been converted pursuant to this Section 1.4 and Section 2.2. Common Certificates previously representing shares of CB Common Stock shall be exchanged for certificates representing whole shares, and cash in lieu of fractional shares, of Pinnacle Common Stock upon the surrender of such Common Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of CB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Value.

          (c) At the Effective Time, all shares of CB Common Stock that are owned by CB as treasury stock and all shares of CB Common Stock that are owned, directly or indirectly, by CB or Pinnacle or any of their respective wholly-owned Subsidiaries (other than shares of CB Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by CB or Pinnacle, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of CB Common Stock held by CB or Pinnacle or any of their respective wholly-owned Subsidiaries in respect of a debt previously contracted (any such shares of CB Common Stock, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by CB or Pinnacle or any of their respective Subsidiaries, being referred to herein as "DPC Shares") and as set forth in the CB Disclosure Schedule) shall be cancelled and shall cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor.

     1.5 PINNACLE COMMON STOCK. At and after the Effective Time, each share of Pinnacle Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. All shares of Pinnacle Common Stock that are owned by CB or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Pinnacle.

     1.6  OPTIONS.

          At the Effective Time, each option granted by CB to purchase shares of CB Common Stock (including any option that has been awarded but has not yet vested) which is outstanding and unexercised immediately prior thereto shall cease to represent the option to acquire shares of CB Common Stock and shall be converted automatically into the right to receive shares of Pinnacle Common Stock in an amount determined by dividing the difference between the Exchange Value and the exercise price of such option by the Average Price.

     1.7 ARTICLES OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of Pinnacle shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

     1.8 BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of Pinnacle, with appropriate amendments to incorporate the provisions of Section 1.11(d) of this Agreement, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

     1.9 TAX CONSEQUENCES; ACCOUNTING TREATMENT. It is intended that (i) the Merger shall constitute a reorganization within the meaning of Section 368(a)(i)(A) of the Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

     1.10 MANAGEMENT. At the Effective Time, those persons who are the officers of Pinnacle immediately prior to the Effective Time shall be the officers of the Surviving Corporation, serving in the same officer capacities, respectively, together with such other persons who may be appointed as officers of the Surviving Corporation by the Board of Directors of the Surviving Corporation.

     1.11 BOARD OF DIRECTORS. At the Effective Time, the persons who shall be the directors of the Surviving Corporation shall be determined as follows:

          (a) In the event that the transactions provided for under the terms of the Agreement and Plan of Merger dated as of November 14, 1996 (the "IFC Merger Agreement"), between Pinnacle and Indiana Federal Corporation, a Delaware corporation ("IFC"), have been consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC, and Mr. Joseph F. Heffernan.

          (b) In the event that the transactions provided for under the terms of the IFC Merger Agreement have not been consummated and become effective, then the Board of Directors of the Surviving Corporation shall be comprised of those persons who are the directors of Pinnacle immediately prior to the Effective Time and Mr. Joseph F. Heffernan; provided, that, in the event that the transactions provided for under the terms of the IFC Merger Agreement subsequently are consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC, and Mr. Joseph
F. Heffernan.

          (c) In any case, at and following the Effective Time, under the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Cyrus A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle and said agreement shall be binding on Pinnacle as the Surviving Corporation. In the event that Pinnacle, as the Surviving Corporation, becomes obligated to nominate Mr. Ansary as a director of the Surviving Corporation, then the Board of Directors at that time shall be increased in size by two (2) persons, and Mr. Ansary shall be nominated as a director of the Surviving Corporation pursuant to the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Ansary, and the Chairman shall nominate for approval by the Board of Directors an additional person as a director of the Surviving Corporation.

          (d) Whenever the Board of Directors is comprised of ten (10) or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of six (6) or more of the directors, and whenever the Board of Directors is comprised of eleven (11) or twelve (12) persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of seven
(7) or more of the directors.

     1.12 HEADQUARTERS OF SURVIVING CORPORATION. At the Effective Time, the headquarters and principal executive offices of Pinnacle immediately prior to the Effective Time shall be the headquarters and principal executive offices of the Surviving Corporation.

     1.13 BANK MERGER. At the Bank Merger Effective Time (as hereinafter defined), Community Bank, a federal savings bank ("CB Bank"), the wholly-owned subsidiary of CB, shall be merged (the "Bank Merger") with and into Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), the wholly-owned subsidiary of Pinnacle, pursuant to the terms and conditions set forth herein and in the Agreement and Plan of Merger and Consolidation substantially in the form attached hereto as Exhibit B (the "Bank Merger Agreement"). Upon consummation of the Bank Merger, the separate existence of CB Bank shall cease, and Pinnacle Bank shall continue as the surviving institution of the Bank Merger. The name of Pinnacle Bank, as the surviving institution of the Bank Merger, shall be "Pinnacle Bank". From and after the Bank Merger Effective Time (as hereinafter defined), Pinnacle Bank as the surviving institution of the Bank Merger shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Pinnacle Bank and CB Bank. The Bank Merger shall become effective at the time the Bank Merger Agreement for such merger is endorsed and declared effective by the Financial Institutions Bureau of the State of Michigan (the "Bank Merger Effective Time"). The parties shall cause the Bank Merger to become effective as soon as practical following the Merger. At the Bank Merger Effective Time:

          (a) each share of CB Bank common stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be cancelled. No new shares of the capital stock or other securities or obligations of CB Bank shall be issued or be deemed issued with respect to or in exchange for such cancelled shares, and such cancelled shares of common stock of CB Bank shall not be converted into any shares or other securities or obligations of any other entity;

          (b) each share of Pinnacle Bank common stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of Pinnacle Bank as the surviving institution and shall not be affected by the Bank Merger;

          (c) the charter and bylaws of Pinnacle Bank, as then in effect, shall be the Charter and Bylaws of Pinnacle Bank as the surviving institution of the Bank Merger, and may thereafter be amended in accordance with applicable law; and

          (d) the directors of Pinnacle Bank as the surviving institution following the Bank Merger shall be determined as follows:

               (i) In the event that the transactions provided for under the terms of the Agreement and Plan of Merger and Consolidation to be entered into by and between Indiana Federal Bank for Savings and Pinnacle Bank pursuant to the IFC Merger Agreement (the "InFed Bank Merger Agreement") have been consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall consist of twenty-one (21) persons with eighteen (18) persons to be named as directors as provided in the IFC Merger Agreement and three (3) persons to be named as directors by the Board of Directors of CB Bank (one of which persons shall be Mr. Joseph F. Heffernan).

              (ii) In the event that the transactions provided for under the terms of the InFed Bank Merger Agreement have not been consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall be comprised of those persons who are the directors of Pinnacle Bank immediately prior to the Bank Merger Effective Time and two (2) persons to be named as directors by the Board of Directors of CB Bank (one of which persons shall be Mr. Joseph F. Heffernan); provided, however, that in the event that the transactions provided for under the terms of the InFed Bank Merger Agreement subsequently are consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall consist of twenty-one (21) persons with eighteen (18) persons to be named as directors as provided in the IFC Merger Agreement and three (3) persons to be named as directors by the Board of Directors of CB Bank.


                                   ARTICLE II
                               EXCHANGE OF SHARES

     2.1 PINNACLE TO MAKE SHARES AND CASH IN LIEU OF FRACTIONAL SHARES AVAILABLE. Prior to the Effective Time, Pinnacle shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank, Chicago, Illinois, or another bank or trust company reasonably acceptable to each of Pinnacle and CB (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, certificates representing the shares of Pinnacle Common Stock and cash for payment of consideration in lieu of fractional shares (such certificates for shares of Pinnacle Common Stock, together with cash for payment of consideration in lieu of fractional shares, and any dividends or distributions with respect to any whole shares of Pinnacle Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 1.4 and Section 2.2(a) in exchange for outstanding shares of CB Common Stock.

     2.2  EXCHANGE OF SHARES.

          (a) As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of Pinnacle Common Stock and any cash in lieu of fractional shares into which the shares of CB Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Pinnacle Common Stock, and (ii) a check representing the amount of any cash in lieu of fractional shares, to which such holder of CB Common Stock shall have become entitled pursuant to the provisions of Article I, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Common Certificates.

          (b) No dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the

Effective Time shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II.

          (c) If any certificate representing shares of Pinnacle Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Pinnacle Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no transfers on the stock transfer books of CB of shares of CB Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Pinnacle Common Stock and cash in lieu of fractional shares as provided in this Article II.

          (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Pinnacle Common Stock shall be issued upon the surrender for exchange of Common Certificates, no dividend or distribution with respect to Pinnacle Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of CB. In lieu of the issuance of any such fractional share, Pinnacle shall pay to each former stockholder of CB who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the Average Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed as an Arabic number) of Pinnacle Common Stock to which such holder would otherwise be entitled to receive pursuant to
Section 1.4.

          (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of CB for twelve (12) months after the Effective Time shall be paid to Pinnacle. Any stockholders of CB who have not theretofore complied with this
Article II shall thereafter look only to Pinnacle for payment of the shares of Pinnacle Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on whole shares of Pinnacle Common Stock deliverable in respect of each share of CB Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of CB, Pinnacle, the Exchange

Agent or any other person shall be liable to any former holder of shares of CB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Pinnacle or the Exchange Agent, the posting by such person of a bond in such amount as Pinnacle or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the shares of Pinnacle Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PINNACLE

     Except as disclosed in the Pinnacle disclosure schedule delivered to CB concurrently herewith (the "Pinnacle Disclosure Schedule"), Pinnacle hereby represents and warrants to CB as follows:

     3.1  CORPORATE ORGANIZATION.

          (a) Pinnacle is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Pinnacle has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pinnacle. As used in this Agreement, the term "Material Adverse Effect" means, with respect to CB, Pinnacle or the Surviving Corporation, as the case may be, a material adverse effect on the on-going business (including the continuing right and ability to conduct said business and generate earnings therefrom), results of operations or financial condition of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, (i) the payment and/or incurrence of transactional expenses by CB or Pinnacle in connection with the Merger; (ii) the effects upon Pinnacle to the extent disclosed by the Pinnacle Disclosure Schedule delivered to CB with this Agreement (and including the disclosure schedules of Pinnacle and IFC referenced in the IFC Merger Agreement, copies of which have been delivered by Pinnacle to CB, but excluding any Material Adverse Effect that may be subsequently disclosed by a closing date disclosure schedule delivered pursuant to the IFC Merger Agreement) of the transactions contemplated by, and all transactional expenses associated with the transactions contemplated by, the IFC Merger Agreement, whether or not consummated, the Pinnacle stock option agreement dated as of November 14, 1996 between Pinnacle and IFC, and the IFC stock option agreement dated as of November 14, 1996 between Pinnacle and IFC (said stock option agreements being the "Pinnacle/IFC Stock Option Agreements"), and (iii) the effects upon Pinnacle of the transactions contemplated by, and all transactional expenses associated with the transactions, contemplated by, the Purchase and Assumption Agreement executed, or to be executed, between Shoreline Bank, as Seller, and Pinnacle Bank, as Buyer, and the Purchase and Assumption Agreement executed, or to be executed, between Pinnacle Bank, as Seller, and Shoreline Bank, as Buyer (collectively, the "Branch Office Swap Agreements"), whether or not consummated, in any said case to the extent having such an effect. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, savings and loan institution, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Pinnacle is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and complete copies of the Articles of Incorporation and Bylaws of Pinnacle, as in effect as of the date of this Agreement, have previously been made available by Pinnacle to CB.

          (b) Each Pinnacle Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization,
(ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Pinnacle, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

          (c) The minute books of Pinnacle accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of Pinnacle).

     3.2  CAPITALIZATION.

          (a) The authorized capital stock of Pinnacle consists of (i) 15,000,000 shares of Pinnacle Common Stock, of which as of February 26, 1997, 5,977,860 shares were issued and outstanding and no shares were held in treasury. All of the issued and outstanding shares of Pinnacle Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of (i) those options to purchase shares of Pinnacle Common Stock issued or issuable under Pinnacle benefit plans (the "Pinnacle Stock Plans"), (ii) the Pinnacle/IFC Stock Option Agreements, and (iii) the IFC Merger Agreement, Pinnacle does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Pinnacle Common Stock or any other equity securities of Pinnacle or any securities representing the right to purchase or otherwise receive any shares of Pinnacle Common Stock or any other equity securities of Pinnacle. As of February 26, 1997, no shares of Pinnacle Common Stock were reserved for issuance, except for (i) 494,949 shares reserved for issuance upon the exercise of stock options pursuant to the Pinnacle Stock Plans and
(ii) shares reserved for issuance pursuant to the Pinnacle/IFC Stock Option Agreements and the IFC Merger Agreement. Since January 1, 1996, Pinnacle has not issued any shares of Pinnacle Common Stock or other equity securities of Pinnacle, or any securities convertible into or exercisable for any shares of Pinnacle Common Stock or other equity securities of Pinnacle, other than pursuant to (i) the exercise of employee stock options granted prior to such date, (ii) the Pinnacle/IFC Stock Option Agreements, and (iii) the IFC Merger Agreement. The shares of Pinnacle Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     (b) Pinnacle owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Pinnacle Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Pinnacle Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     3.3  AUTHORITY; NO VIOLATION.

          (a) Pinnacle has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Pinnacle. The Board of Directors of Pinnacle has directed that this Agreement and the transactions contemplated hereby be submitted to Pinnacle's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Pinnacle Common Stock, no other corporate proceedings on the part of Pinnacle are necessary to approve this

Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pinnacle and (assuming due authorization, execution and delivery by CB) constitutes a valid and binding obligation of Pinnacle, enforceable against Pinnacle in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Pinnacle nor the consummation by Pinnacle of the transactions contemplated hereby, nor compliance by Pinnacle with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Pinnacle or
(ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Pinnacle or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Pinnacle or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Pinnacle or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Pinnacle or the Surviving Corporation.

     3.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the Office of Thrift Supervision (the "OTS"), (iii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iv) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of Pinnacle's and CB's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (and, if applicable, the meetings of Pinnacle's and IFC's stockholders to be held in connection with the IFC Merger Agreement and the transactions contemplated thereby) (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus (which Joint Proxy Statement and S-4 may also describe the transactions contemplated by the IFC Merger Agreement), (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the

DGCL, (vi) any notices to or filings with the Small Business Administration ("SBA"), (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of Nasdaq, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and CB, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by Pinnacle of this Agreement and (B) the consummation by Pinnacle of the Merger and the other transactions contemplated hereby.

     3.5 REPORTS. Pinnacle and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"),
(iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the OTS,
(vi) the SEC and (vii) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Pinnacle. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Pinnacle and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Pinnacle, investigation into the business or operations of Pinnacle or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Pinnacle or any of its Subsidiaries which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

     3.6 FINANCIAL STATEMENTS. Pinnacle has previously made available to CB copies of (a) the consolidated balance sheets of Pinnacle and its Subsidiaries as of December 31, for the fiscal years 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in Pinnacle's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Pinnacle, and (b) the unaudited consolidated balance sheet of Pinnacle and its Subsidiaries as of September 30, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the nine-month period then ended as reported in Pinnacle's Quarterly Report on Form 10-Q for the period ended September 30, 1996 filed with the SEC under the Exchange Act (the "Pinnacle September 30, 1996 Form 10-Q"). The December 31, 1995 consolidated balance sheet of Pinnacle (including the related notes, where applicable) fairly presents the consolidated financial position of Pinnacle and its Subsidiaries as of the date thereof, and the other financial statements referred to in this
Section 3.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Pinnacle and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Pinnacle and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. All financial statements and reports filed by or on behalf of Pinnacle with any Regulatory Agency shall be furnished to CB as soon as practicable after being filed with such Regulatory Agency.

     3.7 BROKER'S FEES. Neither Pinnacle nor any Pinnacle Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than PL Capital, L.L.C. (a copy of which engagement agreement has been disclosed by Pinnacle to CB) whose fees, commissions and expenses shall be paid by Pinnacle.

     3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as publicly disclosed in reports filed by Pinnacle with Regulatory Agencies (the "Pinnacle Reports") prior to the date hereof, and except for the one-time special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF") pursuant to the Deposit Insurance Funds Act of 1996 ("Funds Act") intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent of SAIF insured deposits, since December 31, 1995, (i) Pinnacle and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Pinnacle or the Surviving Corporation.

          (b) Except as publicly disclosed in Pinnacle Reports filed prior to the date hereof, since December 31, 1995, Pinnacle and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

          (c) Since December 31, 1995, neither Pinnacle nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law,
(A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of Pinnacle's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

     3.9  LEGAL PROCEEDINGS.

          (a) Neither Pinnacle nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Pinnacle's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Pinnacle or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

          (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon Pinnacle, any of its Subsidiaries or the assets of Pinnacle or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Pinnacle.

     3.10 TAXES AND TAX RETURNS.

          (a) Each of Pinnacle and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of Pinnacle's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Pinnacle, to have a Material Adverse Effect on Pinnacle. The income tax returns of Pinnacle and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1993, and either no material deficiencies were asserted as a result of such examination for which Pinnacle does not have adequate reserves or all such deficiencies were satisfied. To the best of Pinnacle's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Pinnacle or any of its Subsidiaries for which Pinnacle does not have adequate reserves, nor has Pinnacle or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by Pinnacle and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by Pinnacle and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by Pinnacle in its consolidated financial statements as of December 31, 1995, except where failure to do so would not have a Material Adverse Effect on Pinnacle and (D) there are no Tax liens upon any property or assets of Pinnacle or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Pinnacle or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on Pinnacle. Except as set forth in the financial statements described in Section 3.6, neither Pinnacle nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Pinnacle.

          (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

     3.11 EMPLOYEES.

          (a) The Pinnacle Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Pinnacle Benefit Plans") by Pinnacle or any of its Subsidiaries or by any affiliated trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Pinnacle would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) Pinnacle has heretofore delivered to CB true and complete copies of each of the Pinnacle Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Pinnacle Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

          (c) (i) Each of the Pinnacle Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Pinnacle Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Pinnacle Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Pinnacle Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Pinnacle Benefit Plan's actuary with respect to such Pinnacle Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Pinnacle Benefit Plan allocable to such accrued benefits, (iv) no Pinnacle Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Pinnacle, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Pinnacle, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Pinnacle, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Pinnacle, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Pinnacle Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Pinnacle or its Subsidiaries as of the Effective Time with respect to each Pinnacle Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither Pinnacle, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Pinnacle, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Pinnacle there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Pinnacle Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Pinnacle, likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Pinnacle or any of its affiliates from Pinnacle or any of its affiliates under any Pinnacle Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Pinnacle Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

     3.12 SEC REPORTS. Pinnacle has previously made available to CB an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by Pinnacle with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Pinnacle Reports") and prior to the date hereof and (b) communication mailed by Pinnacle to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, Pinnacle has timely filed all Pinnacle Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Pinnacle Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     3.13 COMPLIANCE WITH APPLICABLE LAW. Pinnacle and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Pinnacle or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

     3.14 CERTAIN CONTRACTS.

          (a) Neither Pinnacle nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CB, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Pinnacle Reports, (iv) which materially restricts the conduct of any line of business by Pinnacle, (v) with or to a labor union or guild (including any collective bargaining agreement) or
(vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Pinnacle has previously made available to CB true and correct copies of all employment and deferred compensation agreements which are in writing and to which Pinnacle is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Pinnacle Disclosure Schedule, is referred to herein as a "Pinnacle Contract", and neither Pinnacle nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on Pinnacle.

          (b) (i) Each Pinnacle Contract is valid and binding on Pinnacle or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Pinnacle and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Pinnacle Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Pinnacle or any of its Subsidiaries under any such Pinnacle Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle.

     3.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither Pinnacle nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Pinnacle Disclosure Schedule, a "Pinnacle Regulatory Agreement"), nor has Pinnacle or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

     3.16 OTHER ACTIVITIES OF PINNACLE AND ITS SUBSIDIARIES.

          (a) Neither Pinnacle nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board or the OTS. Without limiting the generality of the foregoing, any equity investment of Pinnacle and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

          (b) Each Pinnacle Subsidiary which is a federally insured bank or savings institution (a "Pinnacle Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations) where the failure to so perform would have a Material Adverse Effect on Pinnacle; there is no investigation or inquiry of a material nature by any Governmental Entity pending, or to the knowledge of Pinnacle, threatened, against or affecting

Pinnacle, or any Significant Subsidiary thereof relating to the compliance by Pinnacle or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on Pinnacle, each employee of a Pinnacle Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a Pinnacle Bank Subsidiary; and each Pinnacle Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1994 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

     3.17 INVESTMENT SECURITIES. Each of Pinnacle and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Pinnacle or any of its Subsidiaries. Such securities are valued on the books of Pinnacle in accordance with GAAP.

     3.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Pinnacle or for the account of a customer of Pinnacle or one of its Subsidiaries, were entered into in the ordinary course of business and, to Pinnacle's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Pinnacle or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Pinnacle and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Pinnacle's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Pinnacle included in the Pinnacle September 30, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1996, neither Pinnacle nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Pinnacle.

     3.20 ENVIRONMENTAL LIABILITY. Except as set forth in the Pinnacle Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Pinnacle or any of the Pinnacle Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against Pinnacle or any of the Pinnacle Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Pinnacle. To the knowledge of Pinnacle, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of the Pinnacle Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle.

     3.21 STATE TAKEOVER LAWS. The Board of Directors of Pinnacle has approved the transactions contemplated by this Agreement and taken such action such that the provisions of Chapter 7A of the MBCA and any other provisions of any state or local "takeover" law applicable to Pinnacle will not apply to this Agreement or any of the transactions contemplated hereby.

     3.22 POOLING OF INTERESTS. Pinnacle has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.


                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF CB

     Except as disclosed in the CB disclosure schedule delivered to Pinnacle concurrently herewith (the "CB Disclosure Schedule"), CB hereby represents and warrants to Pinnacle as follows:

     4.1  CORPORATE ORGANIZATION.

          (a) CB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CB. CB is duly registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). True and complete copies of the Certificate of Incorporation and Bylaws of CB, as in effect as of the date of this Agreement, have previously been made available by CB to Pinnacle.

          (b) Each CB Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on CB, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

          (c) The minute books of CB accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of CB).

     4.2  CAPITALIZATION.

          (a) The authorized capital stock of CB consists of (i) 500,000 shares of preferred stock, par value $0.01 per share, none of which as of February 28, 1997 were issued or outstanding; and (ii) 1,500,000 shares of CB Common Stock, of which as of February 28, 1997, 1,161,997 shares were issued and outstanding and 122,241 shares were held in treasury. All of the issued and outstanding shares of CB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of (i) those options to purchase shares of CB Common Stock issued or issuable under CB benefit plans (the "CB Stock Plans"), and (ii) the CB Option Agreement, CB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of CB Common Stock or any other equity securities of CB or any securities representing the right to purchase or otherwise receive any shares of CB Common Stock or any other equity securities of CB. As of February 28, 1997, no shares of CB Common Stock were reserved for issuance, except for 94,883 shares reserved for issuance upon the exercise of stock options pursuant to the CB Stock Plans. Since January 1, 1996, CB has not issued any shares of CB Common Stock or other equity securities of CB, or any securities convertible into or exercisable for any shares of CB Common Stock or other equity securities of CB, other than pursuant to the exercise of employee stock options granted prior to such date.

     (b) CB owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the CB Subsidiaries, free and clear of any Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No CB Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     4.3  AUTHORITY; NO VIOLATION.

          (a) CB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of CB. The Board of Directors of CB has directed that this Agreement and the transactions contemplated hereby be submitted to CB's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of CB Common Stock, no other corporate proceedings on the part of CB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CB and (assuming due authorization, execution and delivery by Pinnacle) constitutes a valid and binding obligation of CB, enforceable against CB in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by CB nor the consummation by CB of the transactions contemplated hereby, nor compliance by CB with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of CB or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CB or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of CB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CB or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on CB or the Surviving Corporation.

     4.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the OTS, (iii) the filing of any required applications or notices for, and the receipt of, the State Approvals, (iv) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL,
(vi) any notices to or filings with the SBA, (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry SRO, and the rules of Nasdaq, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and CB, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by CB of this Agreement and
(B) the consummation by CB of the Merger and the other transactions contemplated hereby.

     4.5 REPORTS. CB and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with any of the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on CB. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of CB and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of CB, investigation into the business or operations of CB or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.
There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of CB or any of its Subsidiaries which, in the reasonable judgment of CB, is likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.

     4.6 FINANCIAL STATEMENTS. CB has previously made available to Pinnacle copies of (a) the consolidated balance sheets of CB and its Subsidiaries as of March 31, for the fiscal years 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in CB's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Crowe Chizek & Company, L.L.P., independent public accountants with respect to CB, and (b) the unaudited consolidated balance sheet of CB and its Subsidiaries as of December 31, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the nine-month period then ended as reported in CB's Quarterly Report on Form 10-Q for the period ended December 31, 1996 filed with the SEC under the Exchange Act (the "CB
December 31, 1996 Form 10-Q"). The March 31, 1996 consolidated balance sheet of CB (including the related notes, where applicable) fairly presents the consolidated financial position of CB and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of CB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of CB and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. All financial statements and reports filed by or on behalf of CB with any regulatory agency shall be furnished to Pinnacle as soon as practicable after being filed with such Regulatory Agency.

     4.7 BROKER'S FEES. Neither CB nor any CB Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Charles Webb & Company") (a copy of which engagement agreement has been disclosed by CB to Pinnacle) whose fees, commissions and expenses shall be paid by CB.

     4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as publicly disclosed in CB Reports (as defined in Section 4.12) filed prior to the date hereof, and except for the one-time special assessment on institutions holding deposits subject to assessment by SAIF pursuant to the Funds Act intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent on SAIF deposits, since March 31, 1996, (i) CB and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on CB or the Surviving Corporation.

          (b) Except as publicly disclosed in CB Reports filed prior to the date hereof, since March 31, 1996, CB and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.


          (c)  Since March 31, 1996, neither CB nor any of its Subsidiaries has
(i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of March 31, 1996, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of CB's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of CB, is likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.

     4.9  LEGAL PROCEEDINGS.

          (a) Neither CB nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of CB's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against CB or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the CB Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on CB.

          (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon CB, any of its Subsidiaries or the assets of CB or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on CB.

     4.10 TAXES AND TAX RETURNS.

          (a) Each of CB and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of CB's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than
(i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of CB, to have a Material Adverse Effect on CB. The income tax returns of CB and its Subsidiaries have not been examined by the IRS. No material deficiencies were asserted as a result of such examination for which CB does not have adequate reserves or all such deficiencies were satisfied. To the best of CB's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon CB or any of its Subsidiaries for which CB does not have adequate reserves, nor has CB or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by CB and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on CB, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by CB and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on CB, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by CB in its consolidated financial statements as of March 31, 1996, except where failure to do so would not have a Material Adverse Effect on CB and (D) there are no Tax liens upon any property or assets of CB or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on CB. Neither CB nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by CB or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on CB. Except as set forth in the financial statements described in
Section 4.6, neither CB nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under
Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on CB.

          (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of CB or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or CB Benefit Plan (as defined in Section 4.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by CB or any Subsidiary of CB under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on CB.

     4.11 EMPLOYEES.

          (a) The CB Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that, as of the date of this Agreement, either is maintained by CB or any of its Subsidiaries or any ERISA Affiliate, all of which together with CB would be deemed a "single employer" within the meaning of Section 4001 of ERISA, or if not currently maintained under which CB or any of its Subsidiaries or any ERISA Affiliate has any liability to any current or former employees (the "CB Benefit Plans").

          (b) CB has heretofore delivered to Pinnacle true and complete copies of each of the CB Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such CB Benefit Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for such CB Benefit Plan, (iii) the annual reports for the most recent five years (Form 5500 series including all schedules thereto), (iv) all agreements regarding plan assets with respect to the CB Benefit Plans, and (v) a copy of the most recent summary plan description (if applicable) of each CB Benefit Plan, together with any modifications thereto.
To CB's knowledge, such actuarial reports fairly present the financial condition and results of operations of each such CB Benefit Plan in accordance with GAAP.

          (c) (i) Each of the CB Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the CB Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each CB Benefit Plan which is subject to Title IV of ERISA, and any "multiple employer pension plan" (as defined in Section 413(e) of the Internal Revenue Code of 1986, as amended (the "Code")), the present value of accrued benefits under such CB Benefit Plan,
(A) assuming all benefits are fully vested on a plan termination basis and based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such CB Benefit Plan's actuary with respect to such CB Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such CB Benefit Plan allocable to such accrued benefits, and (B) since the last valuation date for each such CB Benefit Plan and each ERISA Affiliate, no event has occurred or circumstance exists that would increase the amount of benefits under any such CB Benefit Plan or that would cause the excess of CB Benefit Plan assets over benefit liabilities (as defined in Section 4001 of ERISA) to decrease, or the amount by which benefit liabilities exceed assets to increase, (iv) no reportable event (as defined in Section 4043 of ERISA and in the regulations issued thereunder) has occurred,
(v) no CB Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of CB, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of CB, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (vi) no material liability under Title IV of ERISA has been incurred by CB, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to CB, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vii) none of CB, its Subsidiaries or any ERISA Affiliate (A) has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any multiple employer pension plan or any "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or (B) has withdrawn from any multiple employer pension plan or any multiemployer pension plan with respect to which there is any outstanding liability as of the date of this Agreement, (viii) the Merger does not present a risk of, and shall not cause, or could cause, the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any multiple employer pension plan or any multiemployer pension plan that could result in any liability of any of Pinnacle, Pinnacle's Subsidiaries, CB, its Subsidiaries, or any ERISA Affiliate of any of the foregoing, to any multiple employer pension plan or any multiemployer pension plan, (ix) none of CB, its Subsidiaries or any ERISA Affiliate has received notice from any multiple employer pension plan or any multiemployer pension plan that such multiemployer pension plan is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such multiple employer pension plan or such multiemployer pension plan intends to terminate or has terminated, (x) no multiple employer pension plan and no multiemployer pension plan to which CB, its Subsidiaries or any ERISA Affiliate contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the Pension Benefit Guaranty Corporation, (xi) each of CB and its Subsidiaries has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees, (xii) all contributions or other amounts payable by CB or its Subsidiaries as of the Effective Time with respect to each CB Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (xiii) neither CB, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which CB, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (xiv) to the best knowledge of CB there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the CB Benefit Plans or any trusts related thereto which are, in the reasonable judgment of CB, likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of CB or any of its affiliates from CB or any of its affiliates under any CB Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any CB Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

     4.12 SEC REPORTS. CB has previously made available to Pinnacle an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by CB with the SEC pursuant to the Securities Act or the Exchange Act (the "CB Reports") and prior to the date hereof and (b) communication mailed by CB to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, CB has timely filed all CB Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all CB Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     4.13 COMPLIANCE WITH APPLICABLE LAW. CB and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to CB or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on CB.

     4.14 CERTAIN CONTRACTS.

          (a) Neither CB nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral)
(i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CB, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the CB Reports, (iv) which materially restricts the conduct of any line of business by CB, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any CB Benefit Plan, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. CB has previously made available to Pinnacle true and correct copies of all employment and deferred compensation agreements which are in writing and to which CB is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 4.14(a), whether or not set forth in the CB Disclosure Schedule, is referred to herein as a "CB Contract", and neither CB nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on CB.

          (b) (i) Each CB Contract is valid and binding on CB or any of its Subsidiaries, as applicable, and in full force and effect, (ii) CB and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each CB Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on CB, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of CB or any of its Subsidiaries under any such CB Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on CB.

     4.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither CB nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the CB Disclosure Schedule, a "CB Regulatory Agreement"), nor has CB or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

     4.16 OTHER ACTIVITIES OF CB AND ITS SUBSIDIARIES.

          (a) Neither CB nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the OTS. Without limiting the generality of the foregoing, any equity investment of CB and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

          (b) No CB Subsidiary which is a federally insured bank or savings institution (a "CB Bank Subsidiary") currently performs any Trust Activities.

     4.17 INVESTMENT SECURITIES. Each of CB and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of CB or any of its Subsidiaries. Such securities are valued on the books of CB in accordance with GAAP.

     4.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of CB or for the account of a customer of CB or one of its Subsidiaries, were entered into in the ordinary course of business and, to CB's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of CB or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. CB and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to CB's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of CB included in the CB December 31, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996, neither CB nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on CB.

     4.20 ENVIRONMENTAL LIABILITY. Except as set forth in the CB Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on CB or any of the CB Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against CB or any of the CB Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on CB. To the knowledge of CB, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on CB. Neither CB nor any of the CB Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on CB.

     4.21 STATE TAKEOVER LAWS AND CHARTER PROVISIONS. The Board of Directors of CB has approved the transactions contemplated by this Agreement and taken such action such that the provisions of the Certificate of Incorporation of CB pertaining to certain "Business Combinations" shall not be applicable to the transactions contemplated by this Agreement, and the provisions of Section 203 of the DGCL and any other provision of any state or local "takeover" law applicable to CB will not apply to this Agreement or any of the transactions contemplated hereby.

     4.22 POOLING OF INTERESTS. CB has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.


                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Pinnacle Disclosure Schedule and the CB Disclosure Schedule), and the IFC Merger Agreement (including the disclosure schedules of Pinnacle and IFC referenced therein), Pinnacle shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees; and (c) use reasonable best efforts to avoid taking any action which would adversely affect or delay the ability of either Pinnacle or CB to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

     5.2 CONDUCT OF CB BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the CB Disclosure Schedule), CB shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, (c) use reasonable best efforts to avoid taking any action which would adversely affect or delay the ability of either Pinnacle or CB to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement, and (d) in a manner consistent with past practice and prudent banking standards, charge off or establish provisions for all of its loans, receivables and other assets, or portions thereof, deemed uncollectible by CB in accordance with generally accepted accounting principles, applicable law or regulation, or classified as "loss" or as directed by any regulatory authority; and, in a manner consistent with past practice and prudent banking standards, maintain its allowance for loan losses at a level which is adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in its loan portfolio.

     5.3 FORBEARANCES OF PINNACLE. During the period from the date of this Agreement to the Effective Time, except as set forth in the Pinnacle Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the IFC Merger Agreement (including the disclosure schedules of Pinnacle and IFC referenced therein, Pinnacle shall not, without the prior written consent of CB:

          (a) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Pinnacle to exercise its rights under the IFC Merger Agreement, Pinnacle/IFC Stock Option Agreements and the CB Option Agreement;

          (b)  amend its Articles of Incorporation or its Bylaws; or

          (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

     5.4 FORBEARANCES OF CB. During the period from the date of this Agreement to the Effective Time, except as set forth in the CB Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement, CB shall not, and CB shall not permit any of its respective Subsidiaries to, without the prior written consent of Pinnacle:

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of CB or any of its Subsidiaries to CB or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements); provided, however, that CB may continue to access lines of credit to fund the Mortgage Loan Reverse Repurchase Program currently operated by CB Bank in such amounts as are reasonably necessary to operate that program;

          (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no further or additional options to purchase stock shall be granted pursuant to the CB Stock Plans); or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof, or (B) the CB Option Agreement;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; provided, however, that CB may continue to pursue workouts with the borrowers of those loans listed in Section 5.4(c) of the CB Disclosure Schedule and such other loans as CB's management deems prudent to workout in their reasonable judgement;

          (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

          (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

          (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

          (g) solicit, encourage or authorize or permit any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger or business combination of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and CB shall promptly notify Pinnacle of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

          (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

          (i) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Pinnacle to exercise its rights under the CB Option Agreement;

          (j)  amend its Certificate of Incorporation or its Bylaws;

          (k) other than in prior consultation with Pinnacle, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

          (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

          (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.4.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1  REGULATORY MATTERS.

          (a) Pinnacle and CB shall promptly prepare and file with the SEC the Joint Proxy Statement and Pinnacle shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Pinnacle and CB shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Pinnacle and CB shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Pinnacle shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and CB shall furnish all information concerning CB and the holders of CB

Common Stock as may be reasonably requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Pinnacle and CB shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Pinnacle or CB, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          (c) Pinnacle and CB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Pinnacle, CB or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

          (d) Pinnacle and CB shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2  ACCESS TO INFORMATION.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Pinnacle and CB shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Pinnacle and CB shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which Pinnacle or CB, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Pinnacle nor CB nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Pinnacle's or CB's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) Each of Pinnacle and CB agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated hereby are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

          (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth herein.

     6.3 STOCKHOLDERS' APPROVALS. Each of Pinnacle and CB shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger, and each shall use its best efforts to cause such meetings to occur on the same date. Pinnacle and CB will, through their respective Boards of Directors, subject to their respective fiduciary obligations as determined by the respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Merger.

     6.4 LEGAL CONDITIONS TO MERGER. Each of Pinnacle and CB shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Pinnacle or CB or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

     6.5  AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS.

          (a) Each of Pinnacle and CB shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders' meetings called by Pinnacle and CB to approve this Agreement, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Pinnacle Common Stock or CB Common Stock held by such "affiliate" and, in the case of the "affiliates" of CB, the shares of Pinnacle Common Stock to be received by such "affiliate" in the Merger: (i) in the case of shares of Pinnacle Common Stock to be received by "affiliates" of CB in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Pinnacle and CB.

          (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     6.6 NASDAQ NATIONAL MARKET LISTING. Pinnacle shall cause the shares of Pinnacle Common Stock to be issued in the Merger to be approved for trading and reporting on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

     6.7  EMPLOYEE BENEFIT PLANS.

          (a) From and after the Effective Time, unless otherwise mutually determined, the employee benefit plans, arrangements and agreements maintained by Pinnacle (the "Pinnacle Benefit Plans") and CB Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Pinnacle or CB (or their Subsidiaries) covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans (the "New Benefit Plans") with respect to employees of the Surviving Corporation and its Subsidiaries in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the CB Benefit Plans (including, without limitation, non-qualified stock option agreements, incentive stock option agreements, the Employee Stock Ownership Plan maintained by CB Bank (the "CB Bank ESOP"), deferred compensation plans and agreements, supplemental retirement income agreements, severance agreements, employment agreements and stock option and incentive plans benefitting current or former directors, officers or employees of CB or its Subsidiaries, or their predecessors) which shall be cancelled, terminated or frozen to the extent permitted by applicable law. Prior to the Closing Date, Pinnacle shall review, evaluate and analyze the Pinnacle Benefit Plans and CB Benefit Plans and shall develop and propose appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the CB Benefit Plans which shall be cancelled, terminated or frozen to the extent permitted by applicable law. It is the intention of Pinnacle and CB that Pinnacle shall develop New Benefit Plans, effective as of the Effective Time, or as soon thereafter as permitted by law and practicable, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation who were covered by Pinnacle Benefit Plans, on the one hand, and those covered by CB Benefit Plans, on the other, prior to the Effective Time, but (iii) with the overall view that the CB Benefit Plans would be cancelled, terminated or frozen, and replaced by the Pinnacle Benefit Plans for times following the Effective Time to the extent permitted by applicable law. The New Benefit Plans (x) shall treat CB's employees who become employees of Pinnacle ("Continuing Employee") at the Effective Time as new employees, but shall provide credit, in accordance with the terms of the applicable CB Benefit Plan, for purposes of vesting and eligibility to participate (but not for purposes of benefit accrual), for each Continuing Employee's service with CB immediately prior to the Effective Time, and (y) shall not deprive Continuing Employees and their covered dependents of any partial or complete coverage in connection with any preexisting condition or previous medical treatments.

          (b) Immediately prior to the Effective Time, CB shall make certain payments to Messrs. Joseph Heffernan, George L. Koehm, Daniel R. Buresh, James
D. Neff, Allen E. Jones and Marvin L. Kominiarek, Jr. in the amounts set forth for each said individual, respectively, in the Acknowledgments executed and delivered by each such individual in the forms attached hereto as Exhibits D-1, D-2, D-3, D-4, D-5 and D-6, respectively (the "Acknowledgments"); and, as set forth in and provided by said Acknowledgments, in consideration of said payments, (i) the Employment Agreement dated as of December 23, 1992, as amended, among CB, CB Bank and Mr. Joseph Heffernan (the "Bank Employment Agreement"), (ii) each of the Change in Control Agreements dated as of December 23, 1992 between CB Bank and each of Messrs. George L. Koehm, Daniel R. Buresh, James D. Neff, Allen E. Jones and Marvin L. Kominiarek, Jr. (the "Bank Change in Control Agreements"), (iii) the Employment Agreement dated as of December 23, 1992, as amended, between CB and Mr. Joseph Heffernan (the "CB Employment Agreement"), and (iv) each of the Change in Control Agreements dated as of December 23, 1992 between CB and each of Messrs. George L. Koehm,
Daniel R. Buresh, Allen E. Jones, and Marvin L. Kominiarek, Jr. (the "CB Change in Control Agreements"), shall be deemed to be fully satisfied and terminated for all purposes.

          (c) Upon the Effective Time, Pinnacle shall offer to employ on an "at will" basis each of Messrs. Joseph Heffernan, George L. Koehm, Daniel R. Buresh and James D. Neff, respectively, with certain terms regarding base salary amounts, insurance coverages and severance benefits as provided in Severance Agreements with each of said persons in the forms attached hereto as Exhibits E-1, E-2, E-3 and E-4, respectively (the "Severance Agreements"). In the event that any said person declines such employment at and following the Effective Time and does not enter into his respective Severance Agreement with Pinnacle, CB shall make a severance payment immediately prior to the Effective Time to said person in the amount specified for said person in his respective Acknowledgment and Pinnacle shall provide said person with certain continuing insurance coverages as set forth in and provided by said person's respective Acknowledgment.

          (d) At or immediately prior to the Effective Time, and in connection with the Merger, CB shall make payments under the Outside Directors' Emeritus Plan (the "Directors' Emeritus Plan") to those directors of CB and CB Bank who are eligible to receive benefits thereunder in the amounts set forth in the CB Disclosure Schedule, which accurately sets forth all such amounts payable thereunder. CB covenants, represents and warrants to Pinnacle (i) that the CB Disclosure Schedule includes a true and complete list of all persons eligible to receive benefits under the Directors' Emeritus Plan and the amount of benefits payable to each person so listed at the Effective Time and in connection with the Merger, (ii) that except as otherwise disclosed in such list no one is entitled to receive any benefits under the Directors' Emeritus

Plan, (iii) that the payment to each person so listed of the corresponding amounts so listed shall, in each case, constitute full and complete satisfaction of all liabilities and obligations of CB, CB Bank and Pinnacle under the Directors' Emeritus Plan, and (iv) that upon the payment of all such amounts the Directors' Emeritus Plan shall terminate and be of no further force or effect.

          (e) On or prior to the Effective Time, CB will terminate the Board of Directors Deferred Compensation Plan and shall pay to those directors who have deferred board fees under such plan such balances as are then held under such plan for such directors. CB covenants, represents and warrants to Pinnacle
(i) that the CB Disclosure Schedule includes a true and complete list of all directors who have deferred board fees under such plan and the balances payable to such persons under such plan, (ii) that except as otherwise disclosed in such list no one is entitled to receive any benefits under such plan, (iii) that the payment to each person so listed of the corresponding balance so listed shall, in each case, constitute full and complete satisfaction of all liabilities and obligations of CB, CB Bank and Pinnacle under such plan, and (iv) that upon the payment of all such amounts such plan shall terminate and be of no further force or effect.

          (f) CB shall fund the secular trusts under CB's Supplemental Retirement Plan (the "CB SERP") with the contributions required for 1997 prior to the Effective Time, as set forth on the CB Disclosure Schedule. Pinnacle acknowledges that the "change in control" provisions of the CB SERP will be triggered by the Merger and that, consequently, CB will be obligated to make certain payments under the CB SERP at the Effective Time and in the amounts set forth in the CB Disclosure Schedule, which accurately sets forth all amounts payable thereunder. CB may contribute to the secular trusts under the CB SERP the minimum amount of funds necessary to satisfy all amounts so due thereunder in connection with the Merger as set forth in the CB Disclosure Schedule and Pinnacle agrees that after the secular trusts under the CB SERP are funded with all amounts so due, the secular trusts may make payments at the Effective Time to the officers set forth in the CB Disclosure Schedule in the amounts set forth in the CB Disclosure Schedule. CB covenants, represents and warrants to Pinnacle (i) that the CB Disclosure Schedule includes a true and complete list of all persons eligible to receive benefits under the CB SERP and the benefits payable to such persons under the CB SERP, (ii) that except as otherwise disclosed in such list no one is entitled to receive any benefits under the CB SERP, and (iii) that the payment to each person so listed of the corresponding benefits so listed shall, in each case, constitute full and complete satisfaction of all liabilities and obligations of CB, CB Bank and Pinnacle under the CB SERP.

          (g) During the period commencing on the date of this Agreement and ending on the Effective Time, CB may make contributions to its Employee Stock Ownership Plan (the "CB Bank ESOP"), including but not limited to amounts required to make scheduled principal and interest payments with respect to the indebtedness of the CB Bank ESOP to CB as of the date of this Agreement during each calendar quarter pro-rated on a daily basis for partial quarters from the date of this Agreement through the Effective Time; provided, however, that such contributions shall be conditioned on their being allowed as a deduction by CB for federal income tax purposes and shall be returned to CB or its successors to the extent that any such deduction shall be disallowed. Prior to making any contribution to the CB Bank ESOP, CB shall deliver to Pinnacle a certified copy of a resolution adopted by CB's Board of Directors authorizing such contribution, stating the specific dollar amount thereof, and expressly providing for the contingency set forth in the preceding sentence. CB shall take such actions as are necessary to cause the termination of the CB Bank ESOP immediately prior to the Effective Time, conditioned upon receipt from the Internal Revenue Service of a determination letter confirming that such termination does not adversely affect the qualification of the CB Bank ESOP under sections 401(a) or 409 of the Code. CB shall select such counsel and other professional advisors as it shall determine to be necessary or appropriate to advise it in connection with the termination. All assets of the CB Bank ESOP remaining after the satisfaction of any outstanding indebtedness and the payment of all expenses, shall, to the extent permissible under applicable law, be allocated to the individual accounts of eligible participants and distributed to them as soon as practicable following the later of the date of receipt of a favorable determination letter or the Effective Time. In the event that such a favorable determination letter is not obtained, Pinnacle will, to the extent reasonably practical, maintain the CB Bank ESOP until all plan assets may be distributed on a tax-qualified basis to participants participating in the CB Bank ESOP at the Effective Time. In the event that the CB Bank ESOP is not completely distributed prior to the Effective Time, Pinnacle shall assume sponsorship of the CB Bank ESOP, and shall appoint a successor plan administrator who shall be such person as Pinnacle shall select with prior written approval of CB (which approval shall not be unreasonably withheld), for the purpose of completing the termination of the ESOP and the distribution of its assets. Notwithstanding anything to the contrary herein express or applied, neither Pinnacle nor CB, nor any of their respective Subsidiaries, shall take any action with respect to the CB Bank ESOP that would result in a violation of
Section 415 of the Code.

          (h) CB may, but shall not be required to, terminate its 401(k) Financial Institutions Thrift Plan (the "CB 401(k) Plan") as of any date prior to the Effective Time, conditioned upon receipt from the Internal Revenue Service of a determination letter confirming that such termination does not adversely affect the qualification of the CB 401(k) Plan under Section 401(a) of the Code. CB shall select such counsel and other professional advisors as it shall determine to be necessary or appropriate to advise it and Pinnacle in connection with the termination. All assets of the CB 401(k) Plan remaining after the satisfaction of any outstanding indebtedness and the payment of all expenses, shall, to the extent permissible under applicable law and without liability to CB or Pinnacle, be allocated to the individual accounts of eligible participants and distributed to them as soon as practicable following the later of the date of receipt of a favorable determination letter or the Effective Time. In the event that the CB 401(k) Plan is not completely distributed prior to the Effective Time, at the Effective Time, Pinnacle shall assume sponsorship of the CB 401(k) Plan, and shall appoint a successor plan administrator who shall be such person as Pinnacle shall select with the prior written approval of CB (which approval shall not be unreasonably withheld) for the purpose of completing the termination of the 401(k) Plan and the distribution of its assets to the extent permissible under applicable law and without liability to CB or Pinnacle.

          (i) Subject to the requirements of ERISA and the Code, prior to the Effective Time, CB shall take all action necessary to withdraw from the Financial Institutions Retirement Fund ("Retirement Fund"), through which CB currently sponsors its defined benefit pension plan (the "CB Plan"). Such withdrawal shall take place so that there is no qualified successor plan (as defined in the Retirement Fund) in existence at any applicable time. If, and only if, assuming all Retirement Fund benefits are vested on a plan termination basis and are based upon the most recent actuarial assumptions prepared by the Retirement Fund's actuary, the total of such benefits exceed, on the withdrawal date, the then current value of the assets of such Retirement Fund, CB may increase the CB Plan benefits to the extent of such excess, less (1) any expenses incurred in connection with the withdrawal from participation in the Retirement Fund and increasing CB Plan benefits; and (2) the continuing administrative costs and expenses of retirants' benefits remaining in the Retirement Fund. Notwithstanding the foregoing or anything to the contrary, withdrawal from the Retirement Fund shall not occur or be permitted in the event it would create a liability for which CB or Pinnacle would be responsible.
Prior to withdrawing from the Retirement Fund or increasing CB Plan benefits, CB shall deliver to Pinnacle a copy of all resolutions adopted by CB's Board to effect the withdrawal from participation in the Retirement Fund and the amendment of the CB Plan and for the contingencies outlined in this
Section 6.7(i) and shall deliver to Pinnacle all other documentation relating to the withdrawal from participation and amendment of the CB Plan.

          (j) Subject to and except as otherwise expressly provided in the provisions of this Section 6.7, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the Pinnacle Benefit Plans or the CB Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Pinnacle Disclosure Schedule and the CB Disclosure Schedule.

          (k) Except to the extent otherwise expressly provided in this Agreement, nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Pinnacle Benefit Plans, CB Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     6.8  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of CB or any of its Subsidiaries, including any entity specified in the CB Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of CB, any of the CB Subsidiaries or any entity specified in the CB Disclosure Schedule, or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Pinnacle shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the Effective Time, to the fullest extent permitted by law pertaining to CB or any of its Subsidiaries at such time, including the provisions of
Section 11 of CB's Certificate of Incorporation), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle; provided, however, that
(A) Pinnacle shall have the right to assume the defense thereof and upon such assumption Pinnacle shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Pinnacle elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Pinnacle and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle, and Pinnacle shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Pinnacle shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified

Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Pinnacle shall be obligated to pay for such separate counsel, (C) Pinnacle shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Pinnacle shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Pinnacle thereof, provided that the failure to so notify shall not affect the obligations of Pinnacle under this
Section 6.8 except to the extent such failure to notify materially prejudices Pinnacle. Pinnacle's obligations under this Section 6.8 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (b) Pinnacle shall use its best efforts to cause the individuals serving as officers and directors of CB, its Subsidiaries or any entity specified in the CB Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by CB or any of the CB Subsidiaries (provided that Pinnacle may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Pinnacle be required to expend more than 150% of the current amount expended by CB or any of the CB Subsidiaries (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Pinnacle is unable to maintain or obtain the insurance called for by this Section 6.8(b), Pinnacle shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

          (c) In the event Pinnacle or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Pinnacle assume the obligations set forth in this Section 6.8.

          (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Pinnacle and a Subsidiary of CB) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Pinnacle.

     6.10 ADVICE OF CHANGES. Pinnacle and CB shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

     6.11 NEGOTIATIONS WITH OTHER PARTIES. So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, CB shall not authorize or knowingly permit any of its representatives, directly or indirectly, to entertain, solicit or encourage negotiations with any person or entity or any group of persons or entities (a "Potential Acquiror") concerning any "Acquisition Proposal" (as hereinafter defined) other than Pinnacle pursuant to this Agreement. The preceding sentence shall not be construed to prohibit the Board of Directors of CB from providing, or authorizing or permitting their respective representatives to provide, to any person making an unsolicited Acquisition Proposal, any information that is public or published information or readily ascertainable from such information, or from discussing and considering any such unsolicited Acquisition Proposal if it is advised in writing by legal counsel that such actions are advisable under applicable law in order to discharge their fiduciary duties to stockholders. As used in this Agreement, "Acquisition Proposal" means any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than Pinnacle, would acquire or participate in a merger or other business combination involving CB or any of the CB Bank Subsidiaries, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than Pinnacle, would acquire the right to vote 10% or more of the capital stock of CB or any of the CB Bank Subsidiaries entitled to vote thereon for the election of directors;
(iii) acquisition of 10% or more of the assets of CB or any of the CB Bank Subsidiaries, other than in the ordinary course of business; or (iv) acquisition in excess of 10% of the outstanding capital stock of CB or any of the CB Bank Subsidiaries, other than as contemplated by this Agreement.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) STOCKHOLDER APPROVALS. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and CB Common Stock entitled to vote thereon.

          (b) NASDAQ LISTING. The shares of Pinnacle Common Stock which shall be issued to the stockholders of CB upon consummation of the Merger shall have been authorized for trading and reporting on the Nasdaq National Market, subject to official notice of issuance.

          (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

          (f) FEDERAL TAX OPINION. Pinnacle and CB each shall have received an opinion of their respective tax counsel, addressed to Pinnacle or CB, as the case may be, in form and substance reasonably satisfactory to Pinnacle and CB, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

            (i)     The Merger will constitute a tax free reorganization under
     Section 368(a)(1)(A) of the Code and Pinnacle and CB will each be a party to the reorganization;

           (ii) No gain or loss will be recognized by Pinnacle or CB as a result of the Merger;

          (iii) No gain or loss will be recognized by the stockholders of CB who exchange their CB Common Stock solely for Pinnacle Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock);

           (iv) The tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their CB Common Stock solely for Pinnacle Common Stock in the Merger will be the same as the tax basis of the CB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

            (v) The holding period of Pinnacle Common Stock received by stockholders of CB in the Merger will include the period during which the shares of CB Common Stock surrendered in exchange therefor were held; provided, such CB Common Stock was held as a capital asset by the holder of such CB Common Stock at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Pinnacle, CB and others.

     (g) POOLING OF INTERESTS. Pinnacle and CB shall each have received a letter, effective as of the Effective Time, from their respective independent accountants addressed to Pinnacle or CB, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

     7.2 CONDITIONS TO OBLIGATION OF PINNACLE. The obligation of Pinnacle to effect the Merger is also subject to the satisfaction or waiver by Pinnacle at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the CB Disclosure Schedule that are disclosed by CB to Pinnacle in the form of an updated CB disclosure schedule delivered to Pinnacle as of the Closing Date (the "Closing Date CB Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. Pinnacle shall have received a certificate signed on behalf of CB by the Chief Executive Officer and the Chief Financial Officer of CB to the foregoing effect, and to which any Closing Date CB Disclosure Schedule shall be appended.

          (b) PERFORMANCE OF OBLIGATIONS OF CB. CB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Pinnacle shall have received a certificate signed on behalf of CB by the Chief Executive Officer and the Chief Financial Officer of CB to such effect.

          (c) ENVIRONMENTAL MATTERS. On or before April 30, 1997, Pinnacle shall have received, reviewed and approved an assessment report or reports of a firm or firms of environmental engineers or consultants satisfactory to Pinnacle concluding, in effect, that there are no present or past conditions relating to any properties of CB or any of the CB Subsidiaries involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any substance or exposure of any type of any workplace or to any medium, including, but not limited to, air, land, surface waters or underground waters, or from any generation, transportation, treatment, storage or disposal of waste materials, raw materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances.

          (d) COMFORT LETTERS. Pinnacle shall have received "comfort" letters from Crowe Chizek & Company, L.L.P., dated (x) the effective date of the S-4 and
(y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of CB's consolidated financial statements dated as of March 31, 1996, September 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of CB available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP; (ii) they are independent public accountants with respect to CB and the CB Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of CB examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of CB, inquiries of officials of CB responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of CB and the CB Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal any material changes in the consolidated financial position or results of operations of CB), nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements of CB included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of CB, except as a result of the exercise of employee stock options granted prior to September 30, 1996, or the CB Subsidiaries or any increase in consolidated long-term debt of CB or the CB Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at March 31, 1996 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from CB's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus, or (B) since March 31, 1996 any dividends were paid on the CB Common Stock except as described in such letter; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by Pinnacle, as described in such letter.

          (e) LEGAL OPINION. CB shall have delivered to Pinnacle an opinion, dated the Closing Date, of counsel for CB, satisfactory to Pinnacle and its counsel, to the effect set forth on Exhibit F. In rendering their opinion, counsel to CB may rely on certificates of officers of CB, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

          (f) FAIRNESS OPINION. Pinnacle shall have received the favorable opinion from PL Capital, L.L.C. or other investment banking advisory firm satisfactory to Pinnacle in connection with the deliberations of its Board of Directors approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of Pinnacle from a financial point of view.

          (g) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred since December 31, 1996 which has, or is likely to have, a Materially Adverse Effect on CB or upon the right of CB or any of the CB Subsidiaries to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted, including, without limitation, the Mortgage Loan Reverse Repurchase Program operated by CB Bank.

          (h) NET WORTH. The difference between the total consolidated assets of CB and the total consolidated liabilities of CB (the "Net Worth") as of the last day of the calendar month immediately preceding the Closing Date (the "Determination Date"), as determined in accordance with generally accepted accounting principles consistently applied shall be not less than the Net Worth shown on the December 31, 1996 consolidated balance sheet of CB, after taking into account any and all dividends paid or declared or other distributions made, but excluding any and all costs and expenses incurred by CB with respect to the Merger transaction through and including the Closing Date. In calculating said Net Worth it shall be assumed that the value of CB's securities held for sale is, as of the Determination Date, equivalent to its value on December 31, 1996. Purchaser shall have received a certificate to said effect signed by appropriate officers of CB and by Crowe Chizek & Company, L.L.P.

          (i) EMPLOYMENT MATTERS. The Acknowledgments described in Section 6.7(b) shall have been executed and delivered by the respective parties thereto as provided in Section 6.7 of this Agreement.

     7.3 CONDITIONS TO OBLIGATION OF CB. The obligation of CB to effect the Merger is also subject to the satisfaction or waiver by CB at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pinnacle set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and
(ii) for any changes to the Pinnacle Disclosure Schedule that are disclosed by Pinnacle to CB in the form of an updated Pinnacle disclosure schedule delivered to CB as of the Closing Date, including copies of updated disclosure schedules of Pinnacle and IFC delivered with respect to the IFC Merger Agreement (the "Closing Date Pinnacle Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. CB shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to the foregoing effect, and to which any Closing Date Pinnacle Disclosure Schedule shall be appended.

          (b) PERFORMANCE OF OBLIGATIONS OF PINNACLE. Pinnacle shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CB shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to such effect.

          (c) COMFORT LETTERS. CB shall have received "comfort" letters from KPMG Peat Marwick, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of Pinnacle's consolidated financial statements dated as of December 31, 1995, September 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of Pinnacle available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP, other than such adjustments, if any, as are specifically noted and disclosed, none of which adjustments shall be materially adverse; (ii) they are independent public accountants with respect to Pinnacle and the Pinnacle Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of Pinnacle examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of Pinnacle, inquiries of officials of Pinnacle responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of Pinnacle and the Pinnacle Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal material adverse changes in the consolidated financial position or results of operations of Pinnacle), nothing came to their attention that caused them to believe that the unaudited consolidated financial statements of Pinnacle included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of Pinnacle, except as a result of the exercise of employee stock options granted prior to September 30, 1996, or the Pinnacle Subsidiaries or any increase in consolidated long-term debt of Pinnacle or the Pinnacle Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at December 31, 1995 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from Pinnacle's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus; and (v) in addition to the limited procedures referred to in clause
(iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by CB, as described in such letter.

          (d) LEGAL OPINION. Pinnacle shall have delivered to CB an opinion, dated the Closing Date, of counsel for Pinnacle, satisfactory to CB and its counsel, to the effect set forth on Exhibit G. In rendering their opinion, counsel to Pinnacle may rely on certificates of officers of Pinnacle, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

          (e) FAIRNESS OPINION. CB shall have received the favorable opinion from Charles Webb & Company in connection with the deliberations of its Board of Directors approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of CB from a financial point of view.

          (f) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred since December 31, 1996 which has, or is likely to have, a Materially Adverse Effect on Pinnacle or upon the right of Pinnacle or any of the Pinnacle Subsidiaries to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted.


                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or CB:

          (a) by mutual consent of Pinnacle and CB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either the Board of Directors of Pinnacle or the Board of Directors of CB if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          (c) by either the Board of Directors of Pinnacle or the Board of Directors of CB if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by either the Board of Directors of Pinnacle or the Board of Directors of CB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date;

          (e) by either Pinnacle or CB if any approval of the stockholders of Pinnacle or CB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

          (f)  by either Pinnacle or CB if any of the conditions specified by
Article VII to the obligation of the terminating party have not been satisfied on the Closing Date (provided that the failure of satisfaction of any said condition shall not have been caused by the material breach of the terminating party);

          (g) by Pinnacle if the Closing Date CB Disclosure Schedule discloses any change from the CB Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on CB or any of the CB Subsidiaries; or by CB if the Closing Date Pinnacle Disclosure Schedule (including copies of updated disclosure schedules of Pinnacle and IFC delivered with respect to the IFC Merger Agreement) discloses any change from the Pinnacle Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Pinnacle or any of the Pinnacle Subsidiaries; or

          (h) by CB if prior to the Closing Date there becomes a reasonable likelihood that the tax free reorganization treatment for federal income tax purposes accorded to the merger of Maco Bancorp, Inc. with and into Pinnacle effective December 1, 1995, will not be sustained.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Pinnacle or CB as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Pinnacle, CB, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Pinnacle nor CB shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or CB;

provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or CB, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of CB Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or CB, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of CB Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five
(5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

     9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the CB Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     9.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that two-thirds of the costs and expenses of printing and mailing the Joint Proxy Statement in connection with the Merger shall be borne by Pinnacle and the balance thereof, up to a maximum amount not to exceed $25,000, shall be borne by CB.

     9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Pinnacle to:

          Pinnacle Financial Services, Inc.
          830 Pleasant Street
          St. Joseph, Michigan  49085
          Attention:  Richard L. Schanze, Chairman and CEO
          Fax:  (616) 853-5567

     with copies to:

          Miller, Canfield, Paddock and Stone, P.L.C.
          1400 N. Woodward Ave., Suite 100
          Bloomfield Hills, Michigan  48304
          Attention:  J. Kevin Trimmer, Esq.
          Fax:  (810) 258-3036

and

     (b)  if to CB, to:

          CB Bancorp, Inc.
          126 East Fourth Street
          Michigan City, Indiana  46360
          Attention:  Joseph F. Heffernan, Chairman, President
           and CEO
          Fax:  (202) 966-9409

     with copies to:

          Muldoon, Murphy & Faucette
          5101 Wisconsin Avenue, N.W.
          Washington, D.C.  20016
          Attention:  Lori M. Beresford, Esq.
          Fax:  (202) 966-9409

     9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Pinnacle, CB or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

     9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

     9.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.10 PUBLICITY. Except as otherwise required by applicable law or the rules of NASDAQ, neither Pinnacle nor CB shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.11 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     9.12 OTHER TRANSACTIONS. Prior to the date hereof, CB has been provided with copies of, and CB has reviewed, the IFC Merger Agreement (including the disclosure schedules of Pinnacle and IFC referenced therein), the Pinnacle/IFC Stock Option Agreements and the Branch Office Swap Agreements. The entering into and performance of the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements and/or the Branch Office Swap Agreements, and consummation of the transactions contemplated thereby, by Pinnacle are hereby ratified, approved and authorized by CB, and are and shall be deemed to be expressly permitted for all purposes under this Agreement. Immediately after the execution of this Agreement, Pinnacle and CB shall execute and deliver the CB Option Agreement.

     IN WITNESS WHEREOF, Pinnacle and CB have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                        PINNACLE FINANCIAL SERVICES, INC.


                                        By: _________________________________
                                             Richard L. Schanze
                                             Chairman and
                                              Chief Executive Officer


                                        CB BANCORP, INC.


                                        By: _________________________________
                                             Joseph F. Heffernan
                                             Chairman, President and
                                              Chief Executive Officer

                              SCHEDULE OF EXHIBITS

Exhibit A      -    CB Option Agreement
Exhibit B      -    Bank Merger Agreement
Exhibit C      -    Affiliate Letter Agreement
Exhibit D      -    Forms of Acknowledgments (Exhibits D-1, D-2, D-3, D-4, D-5
                    and D-6)
Exhibit E      -    Forms of Severance Agreements (Exhibits E-1, E-2, E-3
                    and E-4)
Exhibit F      -    Opinion of CB Counsel
Exhibit G      -    Opinion of Pinnacle Counsel

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED


     STOCK OPTION AGREEMENT, dated as of March 1, 1997, between CB BANCORP, INC., a Delaware corporation ("Issuer"), and PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Grantee").

                                   WITNESSETH:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 115,037 fully paid and nonassessable shares of Issuer's Common Stock, par value $ 0.01 per share ("Common Stock"), at a price of $28.50 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 9.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after an event described in either clause
(i) or (ii), such number equals 9.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 60 days following such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 8.1(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 8.1(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) (provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

          (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections
     3(a)(9) and 13(d)(3) of the   Securities Exchange Act of 1934, as amended
     (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement; and provided, further, that any transaction described in this sentence that is expressly permitted by the Merger Agreement shall not be deemed to be an Acquisition Transaction;

           (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement;

          (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business (and other than any person who (a) as of the date hereof beneficially owns 10% or more of the outstanding shares of Common Stock and
     (b) would be eligible to use Schedule 13G but for the fact that such person owns 10% or more of the outstanding shares of Common Stock) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

           (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

            (v) After a bona fide proposal by public announcement or written communication is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach
     (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

           (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, the Office of Thrift Supervision (the "OTS"), or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

          (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Common Stock; or

           (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 20%.

          (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board, the OTS or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

          (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this

Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

               It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

          (j) Notwithstanding anything to the contrary contained in this Agreement, the Issuer shall not be obligated to issue shares of Common Stock upon the exercise of the Option (i) in the absence of any required governmental or regulatory approval or consent necessary for the Issuer to issue shares or for the Grantee to exercise the Option, (ii) in the event and for so long as the Grantee is in material breach of its representations, warranties, covenants or obligations under the Merger Agreement (unless excused by reason of the material breach of the Issuer of any of its representations, warranties, covenants or obligations under the Merger Agreement), or (iii) so long as any injunction or decree or ruling issued by a court of competent jurisdiction is in effect which prohibits the sale or delivery of the Common Stock.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), the Change in Bank Control Act of 1978, as amended, the Home Owners' Loan Act, as amended, the Change in Savings and Loan Control Act of 1978, as amended, or any other federal or state banking or savings and loan law, prior approval of or notice to the Federal Reserve Board, the OTS or to any other federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board, the OTS or such other federal or state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

     7. (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer,
(iii) the highest closing price for shares of Common Stock within the three-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm mutually selected by the Holder or the Owner, as the case may be, on the one hand, and the Issuer, on the other, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by the Holder or Owner, as the case may be, on the one hand, and the Issuer, on the other.

          (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

          (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

          (b)  The following terms have the meanings indicated:

               (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

               (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

               (3) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

               (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

          (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

    10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

    11.   Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

          (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

    12.   Grantee hereby represents and warrants to Issuer that:

          (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

          (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

    13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board and/or the OTS approves an application by Grantee if required under applicable law to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board or the OTS, as applicable.

    14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to cause the shares of Common Stock issuable hereunder to be approved for trading and reporting on the Nasdaq National Market, upon official notice of issuance and applying to the Federal Reserve Board and/or the OTS if required under applicable law for approval to acquire the shares issuable hereunder.

    15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    16. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

    18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                   CB BANCORP, INC.


                                   By: _________________________________________
                                        Joseph F. Heffernan
                                        Chairman, President and
                                         Chief Executive Officer


                                   PINNACLE FINANCIAL SERVICES, INC.


                                   By: _________________________________________
                                        Richard L. Schanze
                                        Chairman and Chief Executive Officer

                                    EXHIBIT B

                 AGREEMENT AND PLAN OF MERGER AND CONSOLIDATION


                          COMMUNITY BANK WITH AND INTO
                                 PINNACLE BANK
                       UNDER THE CHARTER OF PINNACLE BANK


     THIS AGREEMENT AND PLAN OF MERGER AND CONSOLIDATION (the "Plan of Merger"), dated as of ________________, 1997, by and between the Board of Directors of COMMUNITY BANK, a federal savings bank ("CB Bank"), with its principal office at 126 East Fourth Street, Michigan City, Indiana 46360, and the Board of Directors of PINNACLE BANK, a Michigan banking corporation ("Pinnacle Bank"), with its principal office at 830 Pleasant Street, St. Joseph, Michigan 49085.

                              W I T N E S S E T H:

     WHEREAS, CB Bancorp, Inc., a Delaware corporation and the parent corporation of CB Bank, and Pinnacle Financial Services, Inc., a Michigan corporation and the parent corporation of Pinnacle Bank, have entered into an Agreement and Plan of Merger dated as of ______________, 1997 (the "Reorganization Agreement"), providing for, among other things, the merger and consolidation of CB Bank with and into, and under the charter of, Pinnacle Bank, with Pinnacle Bank being the Surviving Bank; and

     WHEREAS, Pinnacle Bank and CB Bank have determined that it is in their mutual best interests to merge, with CB Bank being merged and consolidated with and into, and under the charter of, Pinnacle Bank, with Pinnacle Bank being the Surviving Bank.

     NOW, THEREFORE, the plan for the consummation of such merger and consolidation (the "Bank Merger") is as follows:

     FIRST:    The Consolidating Banks are Pinnacle Bank and CB Bank.  Upon the
Bank Merger Effective Time (as hereinafter defined), CB Bank shall be merged and consolidated with and into, and under the charter of, Pinnacle Bank and Pinnacle Bank shall be the Surviving Bank.

     SECOND: As to each Consolidating Bank, the designation and number of outstanding shares of capital stock are as follows:

          A. The total authorized capital stock of Pinnacle Bank immediately prior to the Bank Merger Effective Time shall be _____ shares of common stock, par value $_____ per share (the "Pinnacle Bank Common Stock"), all of which immediately prior to the Bank Merger Effective Time shall be issued and outstanding. All of the shares of Pinnacle Bank Common Stock which are issued and outstanding as of the effective record date may be voted at any meeting of the shareholder of

     Pinnacle Bank at which this Plan of Merger is submitted for approval.

          B. The total authorized capital stock of CB Bank immediately prior to the Bank Merger Effective Time shall be _____ shares of common stock, par value $_____ per share (the "CB Bank Common Stock"), all of which immediately prior to the Bank Merger Effective Time shall be issued and outstanding. All of the shares of CB Bank Common Stock which are issued and outstanding as of the effective record date may be voted at any meeting of the shareholder of CB Bank at which this Plan of Merger is submitted for approval.

     THIRD:    The terms and conditions of the Bank Merger are as follows:

          A. The Bank Merger shall be consummated and become effective, subject to the terms and conditions of the Reorganization Agreement and this Plan of Merger, following the Effective Time (defined herein as in the Reorganization Agreement), which shall be held as provided in Section 1.13 of the Reorganization Agreement following, among other things, the requisite approval of the transactions contemplated hereby by the shareholders of CB Bank and Pinnacle Bank, and the receipt of all requisite approvals, consents and licenses of all regulatory and other governmental authorities for consummation of the Bank Merger. The time of ______, local time, on the day on which such Bank Merger shall become effective is herein referred to as the "Bank Merger Effective Time".

          B.   At the Bank Merger Effective Time:

               l. The Articles of Incorporation of Pinnacle Bank shall thereupon be and constitute the Articles of Incorporation of the Surviving Bank until the same shall thereafter be altered or amended in accordance with applicable law.

               2. The Bylaws of Pinnacle Bank shall thereupon be and constitute the Bylaws of the Surviving Bank until the same shall thereafter be altered, amended or repealed.

               3. The directors of the Surviving Bank shall be the following persons: ____________, ____________, ____________, ____________,
     ____________, ____________, ____________, ____________, ____________,
     ____________, ____________, ____________, ____________, ____________,
     ____________, ____________, ____________, ____________, ____________,
     ____________, and ____________.

               4. The officers of the Surviving Bank shall be those persons who are appointed by the Board of Directors of the Surviving Bank promptly following the Bank Merger Effective Time.

          C. From and after the Bank Merger Effective Time, the separate existence of the Consolidating Banks shall cease and be merged and consolidated into one, the Surviving Bank, which shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all of the restrictions, disabilities and duties of each of the Consolidating Banks so merged and consolidated; and all and singular the rights, privileges, powers and franchises of each of the Consolidating Banks, and all property, real, personal and mixed, and all debts due to either of said Consolidating Banks on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Consolidating Banks shall, without the necessity of delivery of any deeds, bills of sale or other instruments of transfer, be vested in the Surviving Bank resulting from the Bank Merger; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Bank as they were of the several and respective Consolidating Banks and the title to any real estate vested by deed or otherwise, in either of such Consolidating Banks, shall not revert or be in any way impaired by reason of the Bank Merger.

          D. From and after the Bank Merger Effective Time, all rights of creditors and all liens upon any property of either of the Consolidating Banks shall be preserved unimpaired and all debts, liabilities and duties of the respective Consolidating Banks shall thenceforth attach to said Surviving Bank, and may be enforced against the Surviving Bank to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          E. From and after the Bank Merger Effective Time, any action or proceeding, whether civil, criminal or administrative, pending by or against either Consolidating Bank shall be prosecuted as if the Bank Merger had not taken place, or the Surviving Bank may be substituted in such action or proceeding in place of the Consolidating Bank as a party thereto.

          F. At the Bank Merger Effective Time, each share of Pinnacle Bank Common Stock authorized, issued and outstanding immediately prior to the Bank Merger Effective Time shall by virtue of the Bank Merger and without any action on the part of either of the Consolidating Banks, the Surviving Bank, or the holder thereof automatically be converted into one (1) share of common stock, par value $_____ per share, of the Surviving Bank.

          G. At the Bank Merger Effective Time, each share of CB Bank Common Stock authorized, issued and outstanding immediately prior to the Bank Merger Effective Time shall by virtue of the Bank Merger and without any action on the part of either of the Consolidating Banks, the Surviving Bank or the holder thereof automatically be cancelled, and such cancelled share of CB Bank Common Stock shall not be converted into any shares of capital stock or other securities of the Surviving Bank or any other entity.

          H. On the Bank Merger Effective Time, the holder of the certificate representing shares of Pinnacle Bank Common Stock outstanding at such time shall cease to have any rights with respect to such shares and its sole rights shall be with respect to the shares of common stock, par value $_____ per share, of the Surviving Bank into which its shares of Pinnacle Bank Common Stock have been converted by the Bank Merger as hereinabove provided.

          I. As of the Bank Merger Effective Time, each certificate evidencing shares of Pinnacle Bank Common Stock which have been converted into shares of common stock, par value $_____ per share, of the Surviving Bank pursuant to Subsection F of this Article Third shall by virtue of the Bank Merger and without any action on the part of either of the Consolidating Banks, the Surviving Bank, or the holder thereof automatically be deemed to constitute, and shall at all times thereafter constitute, a certificate representing the number of shares of common stock, par value $_____ per share, of the Surviving Bank into which the shares of Pinnacle Bank Common Stock have been converted by the Bank Merger as hereinabove provided. As of said Bank Merger Effective Time, and at all times thereafter, each certificate which represented issued and outstanding shares of Pinnacle Bank Common Stock immediately prior to the Bank Merger Effective Time shall be deemed for all purposes to evidence ownership of the shares of common stock, par value $_____ per share, of the Surviving Bank into which such shares of Pinnacle Bank Common Stock have been converted pursuant to the Bank Merger.

     FOURTH:   This Plan of Merger will be terminated and the Bank Merger abandoned automatically in the event of the termination or abandonment of the Reorganization Agreement pursuant to the terms and conditions thereof.

     FIFTH:    Any of the terms or conditions of this Plan of Merger may be waived at any time by whichever of the Consolidating Banks is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such Consolidating Banks or may be amended or modified in whole or in any part at any time prior to or subsequent to the vote(s) of the shareholder of CB Bank and/or the shareholder of Pinnacle Bank hereon by an agreement in writing after authorization by the Boards of Directors of the Consolidating Banks; PROVIDED, HOWEVER, that such action shall be taken by the Board of Directors of CB Bank and/or the Board of Directors of Pinnacle Bank only if, in the judgment of such Board, such waiver or such amendment or modification will not have a materially adverse effect on the benefits intended under this Plan of Merger to the shareholder of CB Bank or the shareholder of Pinnacle Bank, as the case may be.

     SIXTH:    If at any time the Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Bank the title to any property or rights of the Consolidating Banks or otherwise to carry out the provisions hereof, the proper officers of the Consolidating Banks immediately prior to the Bank Merger Effective Time shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise to carry out the provisions hereof.

     IN WITNESS WHEREOF, the respective Boards of Directors, Presidents and Secretaries of Community Bank and Pinnacle Bank have executed this Agreement and Plan of Merger under the respective seals thereof, all as of the day and year first above written.


Attest:                            COMMUNITY BANK


By _________________________                 By____________________________

     Secretary                                    President


____________________________                 ________________________________



____________________________                 ________________________________




____________________________                 ________________________________



____________________________                 ________________________________



____________________________                 ________________________________




____________________________                 ________________________________



____________________________                 ________________________________

The signatories above being not less than a majority of all of the Directors of Community Bank.

[Seal of Bank]



Attest:                                      PINNACLE BANK


By _________________________                 By _____________________________

     Secretary                                         President


____________________________                 ________________________________



____________________________                 ________________________________



____________________________                 ________________________________



____________________________                 ________________________________



____________________________                 ________________________________



____________________________                 ________________________________



The signatories above being not less than a majority of all of the Directors of Pinnacle Bank.

[Seal of Bank]



STATE OF INDIANA    )
                    : ss.
COUNTY OF _________ )

     On this ____ day of ___________, 199_, before me, a Notary Public for the State and County aforesaid, personally came ________________, as President, and ________________, as Secretary, of Community Bank, a federal savings bank, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said corporation and the seal affixed thereto to be its seal; and came also ____________, ____________, ____________, ____________, ____________,
____________, ____________, ____________, ____________, ____________,
____________, ____________, ____________, ____________, ____________,
____________, and ____________, being not less than a majority of the entire Board of Directors of said corporation, and each of them acknowledged said instrument to be the act and deed of said corporation and of himself/herself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.

(Seal of Notary)                        ______________________________
                                                       , Notary Public
                                        _____________ County, Indiana
                                        My Commission Expires: _______


STATE OF MICHIGAN   )
                    : ss.
COUNTY OF _________ )

     On this ____ day of ____________, 199_, before me, a Notary Public for the State and County aforesaid, personally came ________________, as President, and ___________________, as Secretary, of Pinnacle Bank, a Michigan banking corporation, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said corporation and the seal affixed thereto to be its seal; and came also ____________, ____________, ____________, ____________,
____________, ____________, ____________, ____________, ____________,
____________, ____________, ____________, ____________, ____________,
____________, ____________, and ____________, being not less than a majority of the entire Board of Directors of said corporation, and each of them acknowledged said instrument to be the act and deed of said corporation and of himself/herself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.

(Seal of Notary)                        ______________________________
                                                       , Notary Public
                                        _____________ County, Michigan
                                        My Commission Expires: _______

                                    EXHIBIT C

                              AFFILIATE'S AGREEMENT



Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, Michigan  49085

and

CB Bancorp, Inc.
126 East Fourth Street
Michigan City, Indiana  46360

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger dated as of _____________, 1997 (the "Merger Agreement"), by and between Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), and CB Bancorp, Inc., a Delaware corporation ("CB"), which Merger Agreement provides for the merger (the "Merger") of CB with and into Pinnacle in a transaction in which, among other things, shares of common stock, $0.01 par value per share, of CB ("CB Common Stock"), will be converted into the right to receive shares of common stock, without par value, of Pinnacle ("Pinnacle Common Stock"), as more fully provided therein.

     The undersigned has been informed (i) that the Merger constitutes a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); (ii) that the undersigned may be deemed to be an "affiliate" of CB and/or Pinnacle within the meaning of Rule 145; and (iii) that the shares of CB Common Stock and/or Pinnacle Common Stock held by the undersigned, and, if applicable, the shares of Pinnacle Common Stock which the undersigned may acquire in connection with the Merger, may only be disposed of in conformity with the provisions hereof. In addition, the undersigned has been informed that the treatment of the Merger as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of certain of the representations and the compliance with certain of the agreements set forth herein.

     The capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

     1. The undersigned, after inquiry of any agent with discretionary power to transfer either the undersigned's shares of CB Common Stock or the undersigned's shares of Pinnacle Common Stock, represents, warrants and covenants to Pinnacle as follows:

          (a) The undersigned has full power to execute this Affiliate's Agreement and to make the representations, warranties and agreements herein, and to perform his or her obligations hereunder.

          (b) The undersigned is currently the owner of that number of shares of CB Common Stock set forth in Schedule 1 hereto (the "CB Shares") and has held the CB Shares at all times since ___________, 1997, unless otherwise set forth in Schedule 1.

          (c) The undersigned is currently the owner of that number of shares of Pinnacle Common Stock set forth in Schedule 2 hereto (the "Pinnacle Shares") and has held the Pinnacle Shares at all times since ___________, 1997, unless otherwise set forth in Schedule 2.

          (d) The undersigned, for a period beginning not less than thirty (30) days prior to the Effective Time and ending on the date Pinnacle publishes financial results covering a period of at least thirty (30) days of combined operations of CB and Pinnacle following the Effective Time, shall not sell, transfer or otherwise dispose of, or reduce the undersigned's risk of ownership or investment in, (i) any of the CB Shares, (ii) any of the Pinnacle Shares or (iii) any shares of Pinnacle Common Stock received or acquired by the undersigned (A) pursuant to, or in connection with, the Merger, or (B) pursuant to, or in connection with, the exercise of any option, warrant or other instrument (collectively, the "Additional Pinnacle Shares"); PROVIDED, HOWEVER, that the undersigned may (i) exchange the CB Shares for shares of Pinnacle Common Stock in the Merger, and (ii) may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of such Pinnacle Common Stock or CB Common Stock, as the case may be, except as provided herein.

          (e) The undersigned will not sell, transfer or dispose of any shares of Pinnacle Common Stock which the undersigned may receive or acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act as provided in Section 3 hereof, or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act; PROVIDED, HOWEVER, that the undersigned may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of such Pinnacle Common Stock except as provided herein.

          (f) The undersigned has not engaged in a Sale of any shares of CB Common Stock at any time since ___________, 1997, unless otherwise set forth in Schedule 1.

          (g) The undersigned has not engaged in a Sale of any shares of Pinnacle Common Stock at any time since ___________, 1997, unless otherwise set forth in Schedule 2.

          (h) The undersigned is not aware of or participating in any plan or intention on the part of the shareholders of CB (a "Plan") to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to as a "Sale"), of Pinnacle Common Stock to be received by shareholders of CB pursuant to the Merger that will reduce ownership of Pinnacle Common Stock by such shareholders of CB to a number of shares having, in the aggregate, a value at the Effective Date of Merger of less than 50% of the total fair market value of the CB Common Stock outstanding immediately prior to the Merger. For purposes of this representation, shares of the CB Common Stock disposed of in a Sale prior to the Merger and in contemplation of the Merger will be considered to be outstanding stock of CB immediately prior to the Merger that was exchanged for Pinnacle Common Stock in the Merger and then disposed of pursuant to a Plan.

     2. Pinnacle agrees to use its best efforts to file all reports and data with the Securities and Exchange Commission (the "Commission") necessary to permit the undersigned to sell Restricted Securities pursuant to, and otherwise in conformity with, Rule 145(d) under the Securities Act.

     3. Pinnacle acknowledges that the provisions of Section 1(e) of this Affiliate's Agreement will be satisfied as to any Sale by the undersigned of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; PROVIDED, HOWEVER, that if counsel for Pinnacle or CB reasonably believes that the provisions of Rule 145 have not been complied with, or if requested by Pinnacle in connection with a proposed disposition, the undersigned shall furnish to Pinnacle a copy of a "no action" letter or other communication from the Commission or an opinion of counsel in form and substance satisfactory to Pinnacle, and its counsel, to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act.

     4. The undersigned also understands that stop transfer instructions may be given to the transfer agent for Pinnacle with respect to the Restricted Securities, and that there may be placed on the certificates evidencing the Restricted Securities, or any substitutions therefor, a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE MUST BE SOLD PURSUANT TO
RULE 145(d) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE PROVISIONS OF THE SECURITIES ACT OF 1933, OR UNDER SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, INASMUCH AS THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED IN A TRANSACTION DESCRIBED IN RULE 145 BY PERSONS WHO MAY BE DEEMED TO BE "AFFILIATES" OF A PARTY TO THE TRANSACTION AND THE RESALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. CURRENTLY, UNDER
RULE 145(d)(2), THIS RESTRICTION LAPSES ON __________________, 199__ (TWO (2)
YEARS FROM CLOSING) UNLESS THE HOLDER OF THIS CERTIFICATE IS AN "AFFILIATE" OF THE ISSUER AT THE TIME OF SUCH SALE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND PINNACLE FINANCIAL SERVICES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PINNACLE FINANCIAL SERVICES, INC."

     Pinnacle agrees that such stop transfer instructions and legend will be promptly removed if the provisions of Section 3 are complied with, or if the undersigned causes to be delivered to Pinnacle a letter from the staff of the Commission or an opinion of counsel in form and substance satisfactory to Pinnacle, and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     5. This Affiliate's Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and divisees of the undersigned and any pledgee holding any Restricted Securities of the undersigned as collateral.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed the foregoing Affiliate's Agreement as of the _________ day of _________________, 1997.

                                        Very truly yours,



                                        ___________________________________

AGREED TO AND ACCEPTED:

Pinnacle Financial Services, Inc.


______________________________
By:
Title:

                                   SCHEDULE 1


NUMBER OF CB SHARES OWNED



















CB Shares Sold Since ___________, 1997
(Description of each transaction should include date
of sale, number of shares sold and sale price.)
----------------------------------------------------

                                   SCHEDULE 2


NUMBER OF PINNACLE SHARES OWNED



















Pinnacle Shares Sold Since ___________, 1997
(Description of each transaction should include date
of sale, number of shares sold and sale price.)
----------------------------------------------------

                    EXHIBITS D-1, D-2, D-3, D-4, D-5 AND D-6

                           FORMS OF "ACKNOWLEDGMENTS"

                                   EXHIBIT D-1
                                 ACKNOWLEDGMENT

     1. I, Joseph F. Heffernan, acknowledge that provided that either (a) Pinnacle Financial Services, Inc. ("Pinnacle") enters into a severance agreement with me at the effective time of merger (the "Effective Time") between CB Bancorp, Inc. and Pinnacle providing for a severance benefit as set forth in the Severance Agreement attached as Exhibit E-1 to the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB Bancorp, Inc. ("Agreement"), or (b) CB Bancorp, Inc. pays to me the severance amount described in paragraph 2 hereof and Pinnacle abides by the provisions of the last sentence of paragraph 3 hereof, the payment of $341,000 will constitute full settlement of any and all rights which I may have pursuant to the Employment Agreements between CB Bancorp, Inc. and me and Community Bank, a Federal Savings Bank and me, dated as of December 23, 1992, as amended from time to time (the "Employment Agreements").

     2. I further acknowledge that if I choose not to accept employment at and following the Effective Time with Pinnacle and do not enter into a severance agreement with Pinnacle as set forth in Paragraph 1 hereof. CB Bancorp, Inc. will pay me an amount of severance pay equal to $563,794 at the Effective
Time plus required gross-up.

     3. I further acknowledge that if I choose to accept employment at and following the Effective Time with Pinnacle and enter into a severance agreement with Pinnacle, I will be provided at no cost to me with the life, medical, dental and disability benefits provided by Pinnacle to other Pinnacle employees and that upon my termination of service with Pinnacle, Pinnacle will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Pinnacle for me prior to my termination of service with Pinnacle for a period of (36) thirty-six months following my termination of service with Pinnacle. I further acknowledge that in the event I do not enter into a severance agreement with Pinnacle, Pinnacle will at no cost to me cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained for me immediately prior to the Effective Time, for 36 months from the Effective Time.

     4. I, Joseph F. Heffernan for myself and my heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge Pinnacle, CB Bancorp, Inc and Community Bank ("each a Releasee") of and from all actions, causes of action, suits, debts, dues sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses! damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, I or my heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever for payment of any


                                      D1-1
amount owed pursuant to the Employment Agreements over and above the amounts described herein under paragraphs l, 2 and 3.

     IN WITNESS WHEREOF, I have executed this Instrument this ____ day of ________________, 1997.



                                        _______________________________________
                                        Joseph F. Heffernan



                                      D1-2

                                   EXHIBIT D-2
                                 ACKNOWLEDGMENT

     1. I, George L. Koehm, acknowledge that provided that either (a) Pinnacle Financial Services, Inc. ("Pinnacle") enters into a severance agreement with me at the effective time of merger (the "Effective Time") between CB Bancorp, Inc and Pinnacle providing for a severance benefit as set forth in the Severance Agreement attached as Exhibit E-2 to the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB Bancorp, Inc. ("Agreement"), or (b) CB Bancorp, Inc. pays to me the severance amount described in paragraph 2 hereof and Pinnacle abides by the provisions of the last sentence of paragraph 3 hereof, the payment of $96,000 will constitute full settlement of any and all rights which I may have pursuant to the Change in Control Agreements between CB Bancorp, Inc. and me and Community Bank, a Federal Savings Bank and me, dated as of December 23, 1992, as amended from time to time (the "Change in Control Agreements").

     2. I further acknowledge that if I choose not to accept employment at and following the Effective Time with Pinnacle and do not enter into a severance agreement with Pinnacle as set forth in Paragraph 1 hereof, CB Bancorp, Inc. will pay me an amount of severance pay equal to $181,860 at the Effective Time.

     3. I further acknowledge that if I choose to accept employment at and following the Effective Time with Pinnacle and enter into a severance agreement with Pinnacle, I will be provided at no cost to me with the life, medical, dental and disability benefits provided by Pinnacle to other Pinnacle employees and that upon my termination of service with Pinnacle, Pinnacle will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Pinnacle for me prior to my termination of service with Pinnacle for a period of (24) twenty-four months following my termination of service with Pinnacle. I further acknowledge that in the event I do not enter into a severance agreement with Pinnacle, Pinnacle will at no cost to me cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained for me immediately prior to the Effective Time, as defined in the Agreement for 24 months from the Effective Time.

     4. I, George L. Koehm for myself and my heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge Pinnacle, CB Bancorp, Inc and Community Bank ("each a Releasee") of and from all actions, causes of action, suits, debts, dues sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, I or my heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever for payment of any amount owed


                                      D2-1
pursuant to the Change in Control Agreements over and above the amounts described herein under paragraphs 1, 2 and 3.

     IN WITNESS WHEREOF, I have executed this Instrument this ____ day of _____________, 1997.



                                        _______________________________________
                                        George L. Koehm


                                      D2-2

                                   EXHIBIT D-3
                                 ACKNOWLEDGMENT

     1. I, Daniel R. Buresh, acknowledge that provided that either (a) Pinnacle Financial Services, Inc. ("Pinnacle") enters into a severance agreement with me at the effective time of merger (the "Effective Time") between CB Bancorp, Inc. and Pinnacle providing for a severance benefit as set forth in the Severance Agreement attached as Exhibit E-3 to the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB Bancorp, Inc. ("Agreement"), or (b) CB Bancorp, Inc. pays to me the severance amount described in paragraph 2 hereof and Pinnacle abides by the provisions of the last sentence of paragraph 3 hereof, the payment of $98,000 will constitute full settlement of any and all rights which I may have pursuant to the Change in Control Agreements between CB Bancorp, Inc. and me and Community Bank, a Federal Savings Bank and me, dated as of December 23, 1992, as amended from time to time (the "Change in Control Agreements").

     2. I further acknowledge that if I choose not to accept employment at and following the Effective Time with Pinnacle and do not enter into a severance agreement with Pinnacle as set forth in Paragraph 1 hereof, CB Bancorp, Inc. will pay me an amount of severance pay equal to $168,022 at the Effective Time.

     3. I further acknowledge that if I choose to accept employment at and following the Effective Time with Pinnacle and enter into a severance agreement with Pinnacle, I will be provided at no cost to me with the life, medical, dental and disability benefits provided by Pinnacle to other Pinnacle employees and that upon my termination of service with Pinnacle, Pinnacle will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Pinnacle for me prior to my termination of service with Pinnacle for a period of (24) twenty-four months following my termination of service with Pinnacle. I further acknowledge that in the event I do not enter into a severance agreement with Pinnacle, Pinnacle will at no cost to me cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained for me immediately prior to the Effective Time, for 24 months from the Effective Time.

     4. I, Daniel R. Buresh for myself and my heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge Pinnacle, CB Bancorp, Inc and Community Bank ("each a Releasee") of and from all actions, causes of action, suits, debts, dues sums of money, accounts, reckonings, bonds. bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, I or my heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever for payment of any amount owed


                                      D3-1
pursuant to the Change in Control Agreements over and above the amounts described herein under paragraphs 1, 2 and 3.

     IN WITNESS WHEREOF, I have executed this Instrument this ____ day of ______________, 1997.


                                        _______________________________________
                                        Daniel R. Buresh


                                      D3-2

                                   EXHIBIT D-4
                                 ACKNOWLEDGMENT

     1. I, James D. Neff, acknowledge that provided that either (a) Pinnacle Financial Services, Inc. ("Pinnacle") enters into a severance agreement with me at the effective time of merger (the "Effective Time") between CB Bancorp, Inc. and Pinnacle providing for a severance benefit as set forth in the Severance Agreement attached as Exhibit E-4 to the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB Bancorp, Inc. ("Agreement"), or (b) CB Bancorp, Inc. pays to me the severance amount described in paragraph 2 hereof and Pinnacle abides by the provisions of the last sentence of paragraph 3 hereof, the payment of $135,400 will constitute full settlement of any and all rights which I may have pursuant to the Change in Control Agreements between CB Bancorp, Inc. and me and Community Bank, a Federal Savings Bank and me, dated as of December 23, 1992, as amended from time to time (the "Change in Control Agreements").

     2. I further acknowledge that if I choose not to accept employment at and following the Effective Time with Pinnacle and do not enter into a severance agreement with Pinnacle as set forth in Paragraph 1 hereof, CB Bancorp, Inc. will pay me an amount of severance pay equal to $230,434 at the Effective Time.

     3. I further acknowledge that if I choose to accept employment at and following the Effective Time with Pinnacle and enter into a severance agreement with Pinnacle, I will be provided at no cost to me with the life, medical, dental and disability benefits provided by Pinnacle to other Pinnacle employees and that upon my termination of service with Pinnacle, Pinnacle will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Pinnacle for me prior to my termination of service with Pinnacle for a period of (24) twenty-four months following my termination of service with Pinnacle. I further acknowledge that in the event I do not enter into a severance agreement with Pinnacle, Pinnacle will at no cost to me cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained for me immediately prior to the Effective Time, for 24 months from the Effective Time.

     4. I, James D. Neff for myself and my heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge Pinnacle, CB Bancorp, Inc and Community Bank ("each a Releasee") of and from all actions? causes of action, suits, debts, dues sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, I or my heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever for payment of any amount owed


                                      D4-1
pursuant to the Change in Control Agreements over and above the amounts described herein under paragraphs 1, 2 and 3.

     IN WITNESS WHEREOF, I have executed this Instrument this ____ day of _______________, 1997.



                                        _______________________________________
                                        James D. Neff


                                      D4-2

                                   EXHIBIT D-5
                                 ACKNOWLEDGMENT

     1. I, Marvin L. Kominiarek, Jr., acknowledge that the payment of $113,964, will constitute full settlement of any and all rights which I may have pursuant to the Change in Control Agreements between CB Bancorp, Inc. and me and Community Bank, a Federal Savings Bank ("Bank"), and me, dated as of December 23, 1992, as amended from time to time (the "Change in Control Agreements").

     2. I further acknowledge that upon my termination of service with CB Bancorp. Inc. and the Bank immediately prior to the effective time of merger (the "Effective Time") between CB Bancorp, Inc. and Pinnacle Financial Services, Inc. ("Pinnacle"), or termination of service with Pinnacle following the Effective Time, Pinnacle will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained for me by CB Bancorp, Inc. or Pinnacle, as the case may be, prior to my termination of service with CB Bancorp, Inc. or Pinnacle, as the case may be, for a period of
(24) twenty-four months following my termination of service.

     3. I, Marvin L. Kominiarek, Jr., for myself and my heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge Pinnacle, CB Bancorp, Inc. and Community Bank ("each a Releasee") of and from all actions, causes of action, suits, debts, dues sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, I or my heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever for payment of any amount owed pursuant to the Change in Control Agreements over and above the amounts described herein under paragraphs 1 and 2.

     IN WITNESS WHEREOF, I have executed this Instrument this ____ day of _________________, 1997.


                                        _______________________________________
                                        Marvin L. Kominiarek, Jr.


                                      D5-1

                                   EXHIBIT D-6
                                 ACKNOWLEDGMENT

     1. I, Allen E. Jones, acknowledge that the payment of $87,152, will constitute full settlement of any and all rights which I may have pursuant to the Change in Control Agreements between CB Bancorp, Inc. and me and Community Bank, a Federal Savings Bank ("Bank"), and me, dated as of December 23, 1992, as amended from time to time (the "Change in Control Agreements").

     2. I further acknowledge that upon my termination of service with CB Bancorp, Inc. and the Bank immediately prior to the effective time of merger (the "Effective Time") between CB Bancorp, Inc. and Pinnacle Financial Services, Inc. ("Pinnacle"), or termination of service with Pinnacle following the Effective Time, Pinnacle will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained for me by CB Bancorp, Inc. or Pinnacle, as the case may be, prior to my termination of service with CB Bancorp, Inc. or Pinnacle, as the case may be, for a period of
(24) twenty-four months following my termination of service.

     3. I, Allen E. Jones, for myself and my heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge Pinnacle, CB Bancorp, Inc. and Community Bank ("each a Releasee") of and from all actions, causes of action, suits, debts, dues sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, I or my heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever for payment of any amount owed pursuant to the Change in Control Agreements over and above the amounts described herein under paragraphs 1 and 2.

     IN WITNESS WHEREOF, I have executed this Instrument this ____ day of __________________, 1997.


                                        _______________________________________
                                        Allen E. Jones



                                      D6-1

                         EXHIBITS E-1, E-2, E-3 AND E-4

                         FORMS OF "SEVERANCE AGREEMENTS"

                                   EXHIBIT E-1
                               SEVERANCE AGREEMENT


     This AGREEMENT is made effective as of ______________, 1997, by and between Pinnacle Financial Services, Inc. ("Pinnacle"), a corporation organized under the laws of Michigan, with its principal administrative office at 830 Pleasant Street, St. Joseph, Michigan 49085, and Joseph F. Heffernan (the "Executive").

     WHEREAS, Pinnacle will acquire CB Bancorp, Inc. ("CB Bancorp"), and its wholly owned subsidiary, Community Bank, a Federal Savings Bank ("Bank") (collectively the "Acquired Entities"), in accordance with and pursuant to the Agreement and Plan of Merger by and between Pinnacle and CB Bancorp, dated as of the 1st day of March, 1997 (the "Merger Agreement");

     WHEREAS, the employment of the Executive with the Acquired Entities will be terminated upon the effective time of the acquisition of such entities by Pinnacle; and

     WHEREAS, Pinnacle desires to provide assurance in the form of certain severance benefits offered hereunder to Executive in order to retain the services of the Executive based on his knowledge of the Acquired Entities, his expertise in the field of financial management and his knowledge of the savings and loan industry, including the mortgage repurchase program operated by CB Bancorp and the Bank prior to the Effective Date, as defined in the Merger Agreement;

     THEREFORE, in consideration of the mutual promises set forth herein, it is agreed by and between Pinnacle and Executive:

1.   DESCRIPTION OF SERVICES.

     Following the consummation of the Merger, Executive shall serve as an employee of Pinnacle and/or its affiliates, in such capacity as may be mutually agreed by Pinnacle and Executive. As an employee of Pinnacle and/or its affiliates, Executive will provide Pinnacle and its affiliates with the benefit of his special knowledge, skill, contacts and business experience in the savings and loan industry, particularly as his knowledge relates to the business previously conducted by CB Bancorp and the Bank.

2.   TERMS.

     (a) Executive shall be employed as an "at will " employee, and said employment may be terminated at any time, whether for "Cause" or any reason whatsoever, subject to the provisions of Sections 4 and 5 of this Agreement.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts


                                      E1-1
to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of Pinnacle and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with Pinnacle, or materially affect the performance of Executive's duties pursuant to this Agreement.

3.   COMPENSATION AND REIMBURSEMENT

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1 and 2. Pinnacle shall pay Executive as compensation a salary of not less than $175,000 per year ("Base Salary"). Such Base Salary shall be payable bi-monthly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Any increase in base salary shall then become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), Pinnacle shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of Pinnacle and principal subsidiary, Pinnacle Bank. Base Salary shall include any amounts of compensation deferred by Executive under a qualified plan maintained by Pinnacle or Pinnacle Bank.

     (b) Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by Pinnacle in the future to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of Pinnacle in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean termination of service with Pinnacle for any reason, including the termination by Pinnacle of Executive's full-time employment hereunder, and termination upon the retirement, resignation or death of Executive; provided that an Event of Termination shall not include termination of Executive by Pinnacle for Cause as defined in Section 5.


                                      E1-2

     (b) Upon the occurrence of an Event of Termination, Pinnacle shall pay Executive, or in the event of his death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both an amount equal to the greater of $223,000 or one times Executive's then current Base Salary and any bonuses paid or to be paid during the year of termination. At the election of the Executive, which election is to be made within thirty
(30) days of the Date of Termination following an Event of Termination, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination of service. In the event that no election is made, payment to the Executive will be made on a monthly basis in equal installments over thirty-six (36) months.

     (c) Upon an Event of Termination, Pinnacle will, at no cost to Executive, cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Pinnacle and its affiliates for Executive prior to his termination of service. Such coverage and payments shall cease upon the expiration of thirty-six (36) months.

5.   TERMINATION FOR CAUSE.

     The terms "Termination for Cause" or "Cause" in relation to a termination of employment shall mean termination because of the Executive's intentional or persistent failure to perform stated duties of a material nature, personal dishonesty which results in material loss to Pinnacle or one of its affiliates, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order which results in material loss to Pinnacle or one of its affiliates or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of Pinnacle or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board (excluding the Executive for purposes of said computation) at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive any payment under Section 4 of this Agreement, or any other compensation or other benefits for any period after Termination for Cause.

6.   NOTICE.

     (a) Any purported termination by Pinnacle or by Executive shall be communicated by Notice of Termination to the other party


                                      E1-3
hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

7.   POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 7 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to Pinnacle as may reasonably be required by Pinnacle in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

8.   SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of Pinnacle.

9.   NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and Pinnacle and their respective successors and assigns.

10.  MODIFICATION.

     This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

11.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and


                                      E1-4
part thereof shall to the full extent consistent with law continue in full force and effect.

12.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

15.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of Pinnacle, in accordance with the rules of the American Arbitration Association then in effect.

16.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by Pinnacle, if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

17.  SUCCESSOR TO PINNACLE.

     Pinnacle shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of Pinnacle, expressly and unconditionally to assume and agree to perform Pinnacle's obligations under this Agreement, in the same manner and to the same extent that Pinnacle would be required to perform if no such succession or assignment had taken place.

18.  APPLICABLE LAW.

     This Agreement shall be governed by the laws of the State of Michigan applicable to contracts made and wholly to be performed within such state.


                                      E1-5

     IN WITNESS WHEREOF, the parties have executed this Agreement on _________, 1997.

                                        Pinnacle Financial Services, Inc.


                                        By:______________________________
                                             [Name]
                                             [Title]



                                        _________________________________
                                        Joseph F. Heffernan
                                        Executive



                                      E1-6

                                   EXHIBIT E-2
                               SEVERANCE AGREEMENT



     This AGREEMENT is made effective as of ________________, 1997, by and between Pinnacle Financial Services, Inc. ("Pinnacle"), a corporation organized under the laws of Michigan, with its principal administrative office at 830 Pleasant Street, St. Joseph, Michigan 49085, and George L. Koehm (the "Executive").

     WHEREAS, Pinnacle will acquire CB Bancorp, Inc. ("CB Bancorp"), and its wholly owned subsidiary, Community Bank, a Federal Savings Bank ("Bank") (collectively the "Acquired Entities"), in accordance with and pursuant to the Agreement and Plan of Merger by and between Pinnacle and CB Bancorp, dated as of the 1st day of March, 1997 (the "Merger Agreement");

     WHEREAS, the employment of the Executive with the Acquired Entities will be terminated upon the effective time of the acquisition of such entities by Pinnacle; and

     WHEREAS, Pinnacle desires to provide assurance in the form of certain severance benefits offered hereunder to Executive in order to retain the services of the Executive based on his knowledge of the Acquired Entities, his expertise in the field of financial management and his knowledge of the savings and loan industry, including the mortgage repurchase program operated by CB Bancorp and the Bank prior to the Effective Date, as defined in the Merger Agreement;

     THEREFORE, in consideration of the mutual promises set forth herein, it is agreed by and between Pinnacle and Executive:

1.   DESCRIPTION OF SERVICES.

     Following the consummation of the Merger, Executive shall serve as an employee of Pinnacle and/or its affiliates, in such capacity as may be mutually agreed by Pinnacle and Executive. As an employee of Pinnacle and/or its affiliates, Executive will provide Pinnacle and its affiliates with the benefit of his special knowledge, skill, contacts and business experience in the savings and loan industry, particularly as his knowledge relates to the business previously conducted by CB Bancorp and the Bank.

2.   TERMS.

     (a) Executive shall be employed as an "at will " employee, and said employment may be terminated at any time,whether for "Cause" or any reason whatsoever, subject to the provisions of Sections 4 and 5 of this Agreement.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote


                                      E2-1
substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of Pinnacle and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with Pinnacle, or materially affect the performance of Executive's duties pursuant to this Agreement.

3.   COMPENSATION AND REIMBURSEMENT

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1 and 2. Pinnacle shall pay Executive as compensation a salary of not less than $53,000 per year ("Base Salary"). Such Base Salary shall be payable bi-monthly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Any increase in base salary shall then become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this
Section 3(a), Pinnacle shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of Pinnacle and principal subsidiary, Pinnacle Bank. Base Salary shall include any amounts of compensation deferred by Executive under a qualified plan maintained by Pinnacle or Pinnacle Bank.

     (b) Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by Pinnacle in the future to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of Pinnacle in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive' s term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean termination of service with Pinnacle for any reason, including the termination by Pinnacle of Executive' s full-time employment hereunder, and termination upon the retirement, resignation or death of Executive; provided that an Event of Termination shall not include termination of Executive by Pinnacle for Cause as defined in Section 5.


                                      E2-2

     (b) Upon the occurrence of an Event of Termination, Pinnacle shall pay Executive, or in the event of his death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both an amount equal to the greater of $85,000 or one times Executive's then current Base Salary and any bonuses paid or to be paid during the year of termination. At the election of the Executive, which election is to be made within thirty
(30) days of the Date of Termination following an Event of Termination, such payment may be made in a lump sum or paid in equal monthly installments during the twenty-four (24) months following the Executive's termination of service. In the event that no election is made, payment to the Executive will be made on a monthly basis in equal installments over twenty-four (24) months.

     (c) Upon an Event of Termination, Pinnacle will, at no cost to Executive, cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Pinnacle and its affiliates for Executive prior to his termination of service. Such coverage and payments shall cease upon the expiration of twenty-four (24) months.

5.   TERMINATION FOR CAUSE.

     The terms "Termination for Cause" or "Cause" in relation to a termination of employment shall mean termination because of the Executive's intentional or persistent failure to perform stated duties of a material nature, personal dishonesty which results in material loss to Pinnacle or one of its affiliates, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order which results in material loss to Pinnacle or one of its affiliates or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of Pinnacle or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board (excluding the Executive for purposes of said computation) at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive any payment under Section 4 of this Agreement,or any other compensation or other benefits for any period after Termination for Cause.

6.   NOTICE.

     (a) Any purported termination by Pinnacle or by Executive shall be communicated by Notice of Termination to the other party


                                      E2-3
hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

7.   POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 7 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to Pinnacle as may reasonably be required by Pinnacle in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

8.   SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of Pinnacle.

9.   NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and Pinnacle and their respective successors and assigns.

10.  MODIFICATION.

     This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

11.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and


                                      E2-4
part thereof shall to the full extent consistent with law continue in full force and effect.

12.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

15.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of Pinnacle, in accordance with the rules of the American Arbitration Association then in effect.

16.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by Pinnacle, if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

17.  SUCCESSOR TO PINNACLE.

     Pinnacle shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of Pinnacle, expressly and unconditionally to assume and agree to perform Pinnacle's obligations under this Agreement, in the same manner and to the same extent that Pinnacle would be required to perform if no such succession or assignment had taken place.

18.  APPLICABLE LAW.

     This Agreement shall be governed by the laws of the State of Michigan applicable to contracts made and wholly to be performed within such state.


                                      E2-5

     IN WITNESS WHEREOF, the parties have executed this Agreement on ________________, 1997.

                                        Pinnacle Financial Services, Inc.



                                        By: ___________________________________
                                             [Name]
                                             [Title]



                                        _______________________________________
                                        George L. Koehm
                                        Executive


                                      E2-6

                                   EXHIBIT E-3
                               SEVERANCE AGREEMENT


     This AGREEMENT is made effective as of ______________, 1997, by and between Pinnacle Financial Services, Inc. ("Pinnacle"), a corporation organized under the laws of Michigan, with its principal administrative office at 830 Pleasant Street, St. Joseph, Michigan 49085, and Daniel R. Buresh (the "Executive").

     WHEREAS, Pinnacle will acquire CB Bancorp, Inc. ("CB Bancorp"), and its wholly owned subsidiary, Community Bank, a Federal Savings Bank ("Bank") (collectively the "Acquired Entities"), in accordance with and pursuant to the Agreement and Plan of Merger by and between Pinnacle and CB Bancorp, dated as of the 1st day of March, 1997 (the "Merger Agreement");

     WHEREAS, the employment of the Executive with the Acquired Entities will be terminated upon the effective time of the acquisition of such entities by Pinnacle; and

     WHEREAS, Pinnacle desires to provide assurance in the form of certain severance benefits offered hereunder to Executive in order to retain the services of the Executive based on his knowledge of the Acquired Entities, his expertise in the field of financial management and his knowledge of the savings and loan industry, including the mortgage repurchase program operated by CB Bancorp and the Bank prior to the Effective Date, as defined in the Merger Agreement;

     THEREFORE, in consideration of the mutual promises set forth herein, it is agreed by and between Pinnacle and Executive:

1.   DESCRIPTION OF SERVICES.

     Following the consummation of the Merger, Executive shall serve as an employee of Pinnacle and/or its affiliates, in such capacity as may be mutually agreed by Pinnacle and Executive. As an employee of Pinnacle and/or its affiliates, Executive will provide Pinnacle and its affiliates with the benefit of his special knowledge, skill, contacts and business experience in the savings and loan industry, particularly as his knowledge relates to the business previously conducted by CB Bancorp and the Bank.

2.   TERMS.

     (a) Executive shall be employed as an "at will" employee, and said employment may be terminated at any time, whether for "Cause" or any reason whatsoever, subject to the provisions of Sections 4 and 5 of this Agreement.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts



                                      E3-1
to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of Pinnacle and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with Pinnacle, or materially affect the performance of Executive's duties pursuant to this Agreement.

3.   COMPENSATION AND REIMBURSEMENT

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1 and 2. Pinnacle shall pay Executive as compensation a salary of not less than $53,000 per year ("Base Salary"). Such Base Salary shall be payable bi-monthly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Any increase in base salary shall then become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), Pinnacle shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of Pinnacle and principal subsidiary, Pinnacle Bank. Base Salary shall include any amounts of compensation deferred by Executive under a qualified plan maintained by Pinnacle or Pinnacle Bank.

     (b) Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by Pinnacle in the future to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of Pinnacle in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean termination of service with Pinnacle for any reason, including the termination by Pinnacle of Executive's full-time employment hereunder, and termination upon the retirement, resignation or death of Executive; provided that an Event of Termination shall not include termination of Executive by Pinnacle for Cause as defined in Section 5.


                                      E3-2

     (b) Upon the occurrence of an Event of Termination, Pinnacle shall pay Executive, or in the event of his death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both an amount equal to the greater of $70,000 or one times Executive's then current Base Salary and any bonuses paid or to be paid during the year of termination. At the election of the Executive, which election is to be made within thirty
(30) days of the Date of Termination following an Event of Termination, such payment may be made in a lump sum or paid in equal monthly installments during the twenty-four (24) months following the Executive's termination of service. In the event that no election is made, payment to the Executive will be made on a monthly basis in equal installments over twenty-four (24) months.

     (c) Upon an Event of Termination, Pinnacle will, at no cost to Executive, cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Pinnacle and its affiliates for Executive prior to his termination of service. Such coverage and payments shall cease upon the expiration of twenty-four (24) months.

5.   TERMINATION FOR CAUSE.

     The terms "Termination for Cause" or "Cause" in relation to a termination of employment shall mean termination because of the Executive's intentional or persistent failure to perform stated duties of a material nature, personal dishonesty which results in material loss to Pinnacle or one of its affiliates, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order which results in material loss to Pinnacle or one of its affiliates or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of Pinnacle or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board (excluding the Executive for purposes of said computation) at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive any payment under Section 4 of this Agreement, or any other compensation or other benefits for any period after Termination for Cause.

6.   NOTICE.

     (a) Any purported termination by Pinnacle or by Executive shall be communicated by Notice of Termination to the other party


                                      E3-3
hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

7.   POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 7 during the term of this Agreement and for one (l) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to Pinnacle as may reasonably be required by Pinnacle in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

8.   SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of Pinnacle.

9.   NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and Pinnacle and their respective successors and assigns.

10.  MODIFICATION.

     This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

11.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and


                                      E3-4
part thereof shall to the full extent consistent with law continue in full force and effect.

12.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

15.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of Pinnacle, in accordance with the rules of the American Arbitration Association then in effect.

16. PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by Pinnacle, if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

17.  SUCCESSOR TO PINNACLE.

     Pinnacle shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of Pinnacle, expressly and unconditionally to assume and agree to perform Pinnacle's obligations under this Agreement, in the same manner and to the same extent that Pinnacle would be required to perform if no such succession or assignment had taken place.

18.  APPLICABLE LAW.

     This Agreement shall be governed by the laws of the State of Michigan applicable to contracts made and wholly to be performed within such state.


                                      E3-5

     IN WITNESS WHEREOF, the parties have executed this Agreement on _______________, 1997.

                                        Pinnacle Financial Services, Inc.



                                        By: ___________________________________
                                             [Name]
                                             [Title]


                                        _______________________________________
                                        Daniel R. Buresh
                                        Executive



                                      E3-6

                                   EXHIBIT E-4
                               SEVERANCE AGREEMENT

     This AGREEMENT is made effective as of _____________, 1997, by and between Pinnacle Financial Services, Inc. ("Pinnacle"), a corporation organized under the laws of Michigan, with its principal administrative office at 830 Pleasant Street, St. Joseph, Michigan 49085, and James D. Neff (the "Executive").

     WHEREAS, Pinnacle will acquire CB Bancorp, Inc. ("CB Bancorp"), and its wholly owned subsidiary, Community Bank, a Federal Savings Bank ("Bank") (collectively the "Acquired Entities"), in accordance with and pursuant to the Agreement and Plan of Merger by and between Pinnacle and CB Bancorp, dated as of the 1st day of March, 1997 (the "Merger Agreement");

     WHEREAS, the employment of the Executive with the Acquired Entities will be terminated upon the effective time of the acquisition of such entities by Pinnacle; and

     WHEREAS, Pinnacle desires to provide assurance in the form of certain severance benefits offered hereunder to Executive in order to retain the services of the Executive based on his knowledge of the Acquired Entities, his expertise in the field of financial management and his knowledge of the savings and loan industry, including the mortgage repurchase program operated by CB Bancorp and the Bank prior to the Effective Date, as defined in the Merger Agreement;

     THEREFORE, in consideration of the mutual promises set forth herein, it is agreed by and between Pinnacle and Executive:

1.   DESCRIPTION OF SERVICES.

     Following the consummation of the Merger, Executive shall serve as an employee of Pinnacle and/or its affiliates, in such capacity as may be mutually agreed by Pinnacle and Executive. As an employee of Pinnacle and/or its affiliates, Executive will provide Pinnacle and its affiliates with the benefit of his special knowledge, skill, contacts and business experience in the savings and loan industry, particularly as his knowledge relates to the business previously conducted by CB Bancorp and the Bank.

2.   TERMS.

     (a) Executive shall be employed as an "at will " employee, and said employment may be terminated at any time,whether for "Cause" or any reason whatsoever, subject to the provisions of Sections 4 and 5 of this Agreement.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including


                                      E4-1
activities and services related to the organization, operation and management of Pinnacle and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with Pinnacle, or materially affect the performance of Executive's duties pursuant to this Agreement.

3.   COMPENSATION AND REIMBURSEMENT

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1 and 2. Pinnacle shall pay Executive as compensation a salary of not less than $70,400 per year ("Base Salary"). Such Base Salary shall be payable bi-monthly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Any increase in base salary shall then become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this
Section 3(a), Pinnacle shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of Pinnacle and principal subsidiary, Pinnacle Bank. Base Salary shall include any amounts of compensation deferred by Executive under a qualified plan maintained by Pinnacle or Pinnacle Bank.

     (b) Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by Pinnacle in the future to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of Pinnacle in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean termination of service with Pinnacle for any reason, including the termination by Pinnacle of Executive's full-time employment hereunder, and termination upon the retirement, resignation or death of Executive; provided that an Event of Termination shall not include termination of Executive by Pinnacle for Cause as defined in Section 5.


                                      E4-2

     (b) Upon the occurrence of an Event of Termination, Pinnacle shall pay Executive, or in the event of his death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both an amount equal to the greater of $95,000 or one times Executive's then current Base Salary and any bonuses paid or to be paid during the year of termination. At the election of the Executive, which election is to be made within thirty
(30) days of the Date of Termination following an Event of Termination, such payment may be made in a lump sum or paid in equal monthly installments during the twenty-four (24) months following the Executive's termination of service. In the event that no election is made, payment to the Executive will be made on a monthly basis in equal installments over twenty-four (24) months.

     (c) Upon an Event of Termination, Pinnacle will, at no cost to Executive, cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by Pinnacle and its affiliates for Executive prior to his termination of service. Such coverage and payments shall cease upon the expiration of twenty-four (24) months.

5.   TERMINATION FOR CAUSE.

     The terms "Termination for Cause" or "Cause" in relation to a termination of employment shall mean termination because of the Executive's intentional or persistent failure to perform stated duties of a material nature, personal dishonesty which results in material loss to Pinnacle or one of its affiliates, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order which results in material loss to Pinnacle or one of its affiliates or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of Pinnacle or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board (excluding the Executive for purposes of said computation) at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive any payment under Section 4 of this Agreement,or any other compensation or other benefits for any period after Termination for Cause.

6.   NOTICE.

     (a) Any purported termination by Pinnacle or by Executive shall be communicated by Notice of Termination to the other party


                                      E4-3
hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

7.   POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 7 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to Pinnacle as may reasonably be required by Pinnacle in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

8.   SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of Pinnacle.

9.   NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and Pinnacle and their respective successors and assigns.

10.  MODIFICATION.

     This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

11.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and


                                      E4-4
part thereof shall to the full extent consistent with law continue in full force and effect.

12.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

15.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of Pinnacle, in accordance with the rules of the American Arbitration Association then in effect.

16.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by Pinnacle, if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

17.  SUCCESSOR TO PINNACLE.

     Pinnacle shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of Pinnacle, expressly and unconditionally to assume and agree to perform Pinnacle's obligations under this Agreement, in the same manner and to the same extent that Pinnacle would be required to perform if no such succession or assignment had taken place.

18.  APPLICABLE LAW.

     This Agreement shall be governed by the laws of the State of Michigan applicable to contracts made and wholly to be performed within such state.


                                      E4-5

     IN WITNESS WHEREOF, the parties have executed this Agreement on _________________, 1997.

                                        Pinnacle Financial Services, Inc.



                                        By: ______________________________
                                             [Name]
                                             [Title]


                                        __________________________________
                                        James D. Neff
                                        Executive



                                      E4-6

                                    EXHIBIT F

                 FORM OF OPINION OF COUNSEL TO CB BANCORP, INC.
                              ____________, 1997

Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, Michigan 49083

                    Re:  CB Bancorp, Inc.

Ladies and Gentlemen:

     We have acted as counsel to CB Bancorp, Inc., a Delaware corporation ("CB"), in connection with the contemplated merger of CB with and into Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), pursuant to that certain Agreement and Plan of Merger dated as of ___________, 1997, between Pinnacle and CB (the "Agreement").

     In our capacity as counsel to CB, we have examined the Proxy Statement dated __________, 1997, filed by CB with the Securities and Exchange Commission (the "Commission") pursuant to Rule 14a-6 of the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have also examined signed copies of the Agreement. This opinion is being rendered pursuant to Section 7.2(e) of the Agreement. (Capitalized terms not otherwise defined herein shall be defined herein as in the Agreement.)

     With respect to various questions of fact material to this opinion, we have relied upon (i) the representations and warranties made by the several parties in the Agreement and the documents referred to therein and (ii) certificates of officers of CB. We have also examined such certificates of public officials, documents and records of CB and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In the course of our examinations and investigations, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and conformity to originals of all documents submitted to us as copies. We have further assumed that the Agreement and each other agreement entered into in connection with consummation of the transactions contemplated by the Agreement have been duly authorized by each party thereto other than CB, have been duly executed and delivered by each such other party, and constitute valid and binding obligations of each such other party, enforceable in accordance with their respective terms and conditions, and each such other party has taken all steps necessary to comply with all laws, rules, orders, rulings and regulations applicable to it to permit such party to enter into and perform its obligations. Our conclusions hereunder are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent such laws, rulings and regulations are changed in the future. Based upon and subject to the foregoing, and subject to the qualifications, if any, that follow, it is our opinion that:

     A. CB is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power to carry on its business substantially as described in the Proxy Statement, and is registered as a savings and loan holding company under the Home Owners' Loan Act. Based upon review of corporate records of CB and certificates of public officials and officers of CB, CB's authorized and outstanding capital stock is as set forth in the Agreement and the CB Disclosure Schedule and the Closing Date CB Disclosure Schedule, and all of the shares of its outstanding capital stock are duly and validly authorized and issued, and, except as otherwise disclosed in the Agreement, to our knowledge, there are no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character to which CB is a party relating to the capital stock of CB.

     B. Community Bank is a federal savings bank validly existing under the laws of the United States, and has corporate power to carry on its business in the State of Indiana.

     C. The execution, delivery and performance of the Agreement have been duly authorized and approved by all necessary corporate action on the part of CB, and the Agreement has been duly executed and delivered by CB and constitutes the valid and binding obligations of CB, enforceable in accordance with its respective terms, subject to considerations of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and the like and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), and to standards of commercial reasonableness and good faith, and, to the best of our knowledge, the consummation by CB of the transactions contemplated by the Agreement will not result in any breach or violation of, or default of a material nature under any judgment, decree, mortgage, agreement, indenture or other instrument known to us applicable to CB.

     D. Based upon receipt of approvals from regulatory agencies, certificates of public officials and officers of CB, all such approvals, consents, authorizations or modifications as may be required to permit the performance by CB of its obligations under the Agreement have been obtained.

     E. Except as set forth in the CB Disclosure Schedule and the Closing Date CB Disclosure Schedule to the Agreement, we do not know of any material litigation, proceeding or governmental investigation pending against or relating to CB or any of its subsidiaries, its properties or businesses, or the transactions contemplated by the Agreement which will result in any material liability to CB or any of its subsidiaries.

     The opinions set forth above are limited to the Federal law of the United States of America and the General Corporation Law of the

State of Delaware and the Business Corporation Act of the State of Michigan.

     Whenever any opinion herein contained refers to the existence or absence of facts "to the best of our knowledge", "to our knowledge", or "to our awareness" or otherwise such existence or absence of facts is based on our knowledge, actual knowledge or awareness, it is intended to signify that no information has come to the attention of those attorneys who have represented CB in this transaction (collectively, the "Designated Attorneys") which would give the Designated Attorneys actual knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, the Designated Attorneys have not undertaken any independent investigation or made inquiry of any other lawyers of Muldoon, Murphy & Faucette, or employees thereof, to determine the existence or absence of such facts, and no inference as to our knowledge or of the existence or absence of such facts should be drawn from our representation of CB.

     Our opinions are subject to generally applicable rules of law which (i) limit the availability of a remedy under certain circumstances where another remedy has been elected, (ii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, or unlawful conduct, (iii) provide that agreements to indemnify a party for violations of securities laws are unenforceable, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or (v) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

     This opinion is solely for your information. It is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents), nor is it to be filed with any governmental agency or other person without our prior written consent. Other than you, no one is entitled to rely on this opinion.

     We express no opinion as to any matter not addressed herein and no opinion as to matters addressed herein other than as expressly set forth herein.

                                        Sincerely,

                                        MULDOON, MURPHY & FAUCETTE

                                    EXHIBIT G

         FORM OF OPINION OF COUNSEL TO PINNACLE FINANCIAL SERVICES, INC.



                              ____________, 1997



CB Bancorp, Inc.
126 East Fourth Street
Michigan City, Indiana  46360

                         Re:  Pinnacle Financial Services, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), in connection with the contemplated merger of CB Bancorp, Inc., a Delaware corporation ("CB"), with and into Pinnacle, pursuant to that certain Agreement and Plan of Merger dated as of ___________, 1997, between Pinnacle and CB (the "Agreement").

     In our capacity as counsel to Pinnacle, we have examined the Proxy Statement dated __________, 1997, filed by Pinnacle with the Securities and Exchange Commission (the "Commission") pursuant to Rule 14a-6 of the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have also examined signed copies of the Agreement. This opinion is being rendered pursuant to Section 7.3(d) of the Agreement. (Capitalized terms not otherwise defined herein shall be defined herein as in the Agreement.)

     With respect to various questions of fact material to this opinion, we have relied upon (i) the representations and warranties made by the several parties in the Agreement and the documents referred to therein and (ii) certificates of officers of Pinnacle. We have also examined such certificates of public officials, documents and records of Pinnacle and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In the course of our examinations and investigations, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and conformity to originals of all documents submitted to us as copies. We have further assumed that the Agreement and each other agreement entered into in connection with consummation of the transactions contemplated by the Agreement have been duly authorized by each party thereto other than Pinnacle, have been duly executed and delivered by each such other party, and constitute valid and binding obligations of each such other party, enforceable in accordance with their respective terms and conditions, and each such other party has taken all steps necessary to comply with all laws, rules, orders, rulings and regulations applicable to it to permit such party to enter into and perform its obligations. Our conclusions hereunder are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent such laws, rulings and regulations are changed in the future. Based upon and subject to the foregoing, and subject to the qualifications, if any, that follow, it is our opinion that:

     A. Pinnacle is a corporation validly existing and in good standing under the laws of the State of Michigan, with corporate power to carry on its business substantially as described in the Proxy Statement, and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Based upon review of corporate records of Pinnacle and certificates of public officials and officers of Pinnacle, Pinnacle's authorized and outstanding capital stock is as set forth in the Agreement and the Pinnacle Disclosure Schedule and the Closing Date Pinnacle Disclosure Schedule, and all of the shares of its outstanding capital stock are duly and validly authorized and issued, and, except as otherwise disclosed in the Agreement, to our knowledge, there are no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character to which Pinnacle is a party relating to the capital stock of Pinnacle.

     B. Pinnacle Bank is a banking corporation validly existing and in good standing under the laws of the State of Michigan, and has corporate power to carry on its business in the State of Michigan.

     C. The execution, delivery and performance of the Agreement have been duly authorized and approved by all necessary corporate action on the part of Pinnacle, and the Agreement has been duly executed and delivered by Pinnacle and constitutes the valid and binding obligations of Pinnacle, enforceable in accordance with its respective terms, subject to considerations of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and the like and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), and to standards of commercial reasonableness and good faith, and, to the best of our knowledge, the consummation by Pinnacle of the transactions contemplated by the Agreement will not result in any breach or violation of, or default of a material nature under any judgment, decree, mortgage, agreement, indenture or other instrument known to us applicable to Pinnacle.

     D. Based upon receipt of approvals from regulatory agencies, certificates of public officials and officers of Pinnacle, all such approvals, consents, authorizations or modifications as may be required to permit the performance by Pinnacle of its obligations under the Agreement have been obtained.

     E. Except as set forth in the Pinnacle Disclosure Schedule and the Closing Date Pinnacle Disclosure Schedule to the Agreement, we do not know of any material litigation, proceeding or governmental investigation pending against or relating to Pinnacle or any of its subsidiaries, its properties or businesses, or the transactions contemplated by the Agreement which will result in any material liability to Pinnacle or any of its subsidiaries.

     The opinions set forth above are limited to the Federal law of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Michigan.

     Whenever any opinion herein contained refers to the existence or absence of facts "to the best of our knowledge", "to our knowledge", or "to our awareness" or otherwise such existence or absence of facts is based on our knowledge, actual knowledge or awareness, it is intended to signify that no information has come to the attention of those attorneys who have represented Pinnacle in this transaction (collectively, the "Designated Attorneys") which would give the Designated Attorneys actual knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, the Designated Attorneys have not undertaken any independent investigation or made inquiry of any other lawyers of Miller, Canfield, Paddock and Stone, P.L.C., or employees thereof, to determine the existence or absence of such facts, and no inference as to our knowledge or of the existence or absence of such facts should be drawn from our representation of Pinnacle.

     Our opinions are subject to generally applicable rules of law which (i) limit the availability of a remedy under certain circumstances where another remedy has been elected, (ii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, or unlawful conduct, (iii) provide that agreements to indemnify a party for violations of securities laws are unenforceable, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or (v) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

     This opinion is solely for your information. It is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents), nor is it to be filed with any governmental agency or other person without our prior written consent. Other than you, no one is entitled to rely on this opinion.


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

     We express no opinion as to any matter not addressed herein and no opinion as to matters addressed herein other than as expressly set forth herein.


                                        Sincerely,

                                        MILLER, CANFIELD, PADDOCK AND
                                         STONE, P.L.C.



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


                                    SCHEDULES


Pinnacle Disclosure Schedule
CB Disclosure Schedule











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